SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.__)

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BroadSoft, Inc.

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TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING	1
Election Of Directors	6
The Board Of Directors Recommends a Vote in Favor Of Each Named Nominee	7
Information Regarding The Board of Directors and Corporate Governance	8
Approval of the Company’s Amended and Restated 2009 Equity Incentive Plan for Purposes of Complying with Section 162(m) of the Internal Revenue Code	16
The Board of Directors Recommends a Vote in Favor of Proposal 2	21
Securities Authorized for Issuance under Equity Compensation Plans	22
Advisory Vote on Executive Compensation	23
The Board Of Directors Recommends a Vote In Favor Of Proposal 3	23
Advisory Vote on the Frequency of Solicitation of Advisory Stockholder Approval of Executive Compensation	24
The Board Of Directors Recommends a Vote in Favor Of “One Year” On Proposal 4	24
Ratification of Selection of Independent Registered Public Accounting Firm	25
The Board Of Directors Recommends a Vote In Favor Of Proposal 5	26
Executive Officers	27
Security Ownership of Certain Beneficial Owners and Management	28
Section 16(a) Beneficial Ownership Reporting Compliance	30
EXECUTIVE COMPENSATION	31
2010 Summary Compensation Table	41
2010 Grants of Plan-Based Awards	41
Restricted Stock Unit Grants in 2010	43
Outstanding Equity Awards at December 31, 2010	44
Option Exercises and Stock Vested in 2010	45
Potential Payments and Acceleration of Equity upon Separation in Connection with a Change in Control	45
Transactions With Related Persons	51
Householding of Proxy Materials	54
Other Matters	55
Amended and Restated 2009 Equity Incentive Plan	A-1

BROADSOFT, INC.
9737 Washingtonian Boulevard, Suite 350
Gaithersburg, Maryland 20878
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 5, 2011
Dear Stockholder:
     You are cordially invited to attend the Annual Meeting of Stockholders of BroadSoft, Inc., a Delaware corporation (the “Company”). The meeting will be held on Thursday, May 5, 2011, at 9:00 a.m. local time at the corporate office building of BroadSoft, Inc., 9737 Washingtonian Boulevard, Gaithersburg, Maryland 20878, for the following purposes:
1.	To elect the Board’s nominees, John D. Markley, Jr. and David Bernardi, to the Board of Directors to hold office until the 2014 Annual Meeting of Stockholders.

2.	To approve the Company’s Amended and Restated 2009 Equity Incentive Plan for purposes of complying with Section 162(m) of the Internal Revenue Code, as set forth in the accompanying proxy statement. Note that approval of this proposal will not result in any increase to the number of shares of our common stock available for issuance under the Amended and Restated 2009 Equity Incentive Plan.

3.	To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement.

4.	To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers.

5.	To ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2011.

6.	To conduct any other business properly brought before the meeting.
     These items of business are more fully described in the Proxy Statement accompanying this Notice.
     The record date for the Annual Meeting is March 22, 2011. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on May 5, 2011 at 9:00 a.m. at BroadSoft, Inc.’s corporate office building, 9737 Washingtonian Boulevard, Gaithersburg, Maryland 20878.
The proxy statement and annual report to stockholders are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=16527.
By Order of the Board of Directors
Mary Ellen Seravalli
Secretary
Gaithersburg, Maryland
March 25, 2011

     You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy mailed to you, or vote over the telephone or the internet as instructed in these materials, as promptly as possible to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

BROADSOFT, INC.
9737 Washingtonian Boulevard, Suite 350, Gaithersburg, Maryland 20878
PROXY STATEMENT
FOR THE 2011 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 5, 2011
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why did I receive a notice regarding the availability of proxy materials on the internet?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.
We intend to mail the Notice on or about March 25, 2011 to all stockholders of record entitled to vote at the Annual Meeting.
Will I receive any other proxy materials by mail?
We may send you a proxy card, along with a second Notice, on or after April 5, 2011.
How do I attend the Annual Meeting?
The meeting will be held on Thursday, May 5, 2011 at 9:00 a.m. local time at the corporate office building of BroadSoft, Inc., 9737 Washingtonian Boulevard, Gaithersburg, Maryland 20878. Directions to the Annual Meeting may be found at www.broadsoft.com. Information on how to vote in person at the Annual Meeting is discussed below.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on March 22, 2011 will be entitled to vote at the Annual Meeting. On this record date, there were 26,165,637 shares of common stock outstanding and entitled to vote.
     Stockholder of Record: Shares Registered in Your Name
     If on March 22, 2011 your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the proxy card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.
     Beneficial Owner: Shares Registered in the Name of a Broker or Bank
     If on March 22, 2011 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the

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Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.
What am I voting on?
There are five matters scheduled for a vote:
(1)	Election of two directors;

(2)	Approval of the Company’s Amended and Restated 2009 Equity Incentive Plan;

(3)	Advisory approval of the compensation of the Company’s named executive officers, as disclosed in this proxy statement in accordance with SEC rules;

(4)	Advisory indication of the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers; and

(5)	Ratification of selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2011.
What if another matter is properly brought before the meeting?
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. With regard to your advisory vote on how frequently we should solicit stockholder advisory approval of executive compensation, you may vote for any one of the following: one year, two years or three years, or you may abstain from voting on that matter. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.
The procedures for voting are fairly simple:
     Stockholder of Record: Shares Registered in Your Name
     If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.
➢	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

➢	To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

➢	To vote over the telephone, dial toll-free 1-800-PROXIES (1-800-776-9437) using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your vote must be received by 11:59 p.m. local time on May 4, 2011 to be counted.

➢	To vote through the internet, go to http://www.voteproxy.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your vote must be received by 11:59 p.m. local time on May 4, 2011 to be counted.

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     Beneficial Owner: Shares Registered in the Name of Broker or Bank
     If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Notice to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or bank. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

     We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you owned as of the close of business on the Record Date, March 22, 2011.
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of both nominees for director, “For” the approval of the Amended and Restated 2009 Equity Incentive Plan, “For” the advisory approval of executive compensation, “For” one year as the preferred frequency of advisory votes to approve executive compensation and “For” the ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for fiscal 2011. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each of the Notices to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
➢	You may submit another properly completed proxy card with a later date.

➢	You may grant a subsequent proxy by telephone or through the internet.

➢	You may send a timely written notice that you are revoking your proxy to our Secretary at 9737 Washingtonian Boulevard, Suite 350, Gaithersburg, Maryland 20878.

➢	You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.
Your most recent proxy card or telephone or internet proxy is the one that will be counted.

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If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.
When are stockholder proposals due for next year’s Annual Meeting?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by November 26, 2011, to our Secretary at 9737 Washingtonian Boulevard, Suite 350, Gaithersburg, Maryland 20878. If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director, you must provide written notice required by our Bylaws no later than the close of business on February 5, 2012 and no earlier than January 6, 2012 to our Secretary at 9737 Washingtonian Boulevard, Suite 350, Gaithersburg, Maryland 20878. You are also advised to review our Bylaws, filed with the SEC as an exhibit to an amendment to our Form S-1 registration statement on June 6, 2010, which contain additional requirements about advance notice of stockholder proposals and director nominations.
How are votes counted?
Votes will be counted by the inspector of election appointed for the meeting, who will separately count, (a) for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; (b) with respect to the proposal regarding frequency of stockholder advisory votes to approve executive compensation, votes for frequencies of one year, two years or three years, abstentions and broker non-votes; and (c) with respect to other proposals, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. For Proposals 2, 3 and 5, abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. For Proposal 4, abstentions will have no effect and will not be counted towards the vote total. Broker non-votes will have no effect and will not be counted towards the vote total for any proposal.
What are “broker non-votes”?
Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange (“NYSE”), “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested) and, for the first time, under a new amendment to the NYSE rules, executive compensation, including the advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation.
How many votes are needed to approve each proposal?
➢	For Proposal 1 (election of directors), the two nominees receiving the most “For” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” or “Withheld” will affect the outcome. Broker non-votes will have no effect.

Our Board of Directors has adopted a majority-vote policy for the election of directors, which is reflected in our Corporate Governance Guidelines. The policy provides that in an uncontested election, any nominee for director who receives a greater number of votes “withheld” from his election than votes “for” such election is required to tender his resignation following certification of the stockholder vote.

The Nominating and Corporate Governance Committee is required to make a recommendation to the Board whether to accept such a letter of resignation. The Board will determine whether to accept or reject the letter of resignation and disclose its decision-making process. Details of the majority-vote policy are set out under “Proposal 1—Election of Directors” in this proxy statement.

➢	For Proposal No. 2 (approval of our Amended and Restated 2009 Equity Incentive Plan) to be approved, it must receive “For” votes from the holders of a majority of shares present in person or represented by proxy

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and entitled to vote. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

➢	Proposal No. 3, advisory approval of the compensation of the Company’s named executive officers, will be considered approved if it receives “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

➢	For Proposal No. 4, the advisory vote on the frequency of stockholder advisory votes on executive compensation, the frequency receiving the highest number of votes from the holders of shares present in person or represented by proxy and entitled to vote will be considered the frequency preferred by the stockholders. Abstentions and broker non-votes will have no effect.

➢	To be approved, Proposal No. 5, ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2011, must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were 26,165,637 shares outstanding and entitled to vote. Thus, the holders of 13,082,819 shares must be present in person or represented by proxy at the meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairman of the meeting or the holders of a majority of shares present at the meeting in person or by proxy may adjourn the meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

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Proposal 1
Election Of Directors
     Our Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.
     The Board of Directors presently has seven members. There are two directors in the class whose term of office expires in 2011. Each of the nominees listed below is currently a director of the Company. If elected at the Annual Meeting, each of these nominees would serve until the 2014 annual meeting and until his successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. All Board members are expected to attend our Annual Meeting of Stockholders unless an emergency prevents them from doing so. Because we completed our initial public offering in June 2010, we did not hold an annual meeting of stockholders in 2010.
     Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The two nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by us. Each person nominated for election has agreed to serve if elected. The Company’s management has no reason to believe that any nominee will be unable to serve.
Majority-Vote Policy
     A plurality of votes cast is required for the election of directors. However, under our Corporate Governance Guidelines, any nominee for director in an uncontested election who receives a greater number of votes “withheld” from his election than votes “for” such election (a “Majority Withheld Vote”) shall promptly tender his resignation to the Board following certification of the stockholder vote.
     The Nominating and Corporate Governance Committee will promptly consider the resignation offer, and a range of possible responses based on the circumstances that led to the Majority Withheld Vote, if known, and make a recommendation to the Board. The Board will act on the Nominating and Corporate Governance Committee’s recommendation within 90 days following certification of the stockholder vote. Thereafter, the Board will promptly disclose its decision-making process and decision regarding whether to accept the director’s resignation offer (or the reason(s) for rejecting the resignation offer, if applicable) in a press release to be disseminated in the manner that Company press releases are typically disseminated.
     Any director who tenders his resignation pursuant to this provision shall not participate in the Nominating and Corporate Governance Committee’s recommendation or Board action regarding whether to accept the resignation tendered. However, if each member of the Nominating and Corporate Governance Committee received a Majority Withheld Vote at the same election, then the independent directors who did not receive a Majority Withheld Vote shall appoint a committee amongst themselves to consider the resignation offers and recommend to the Board whether to accept them. However, if the only directors who did not receive a Majority Withheld Vote in the same election constitute three or fewer directors, all directors may participate in the action regarding whether to accept the resignation offers.

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The following is a brief biography of each nominee and each director whose term will continue after the Annual Meeting.
Nominees for Election for a Three-year Term Expiring at the 2014 Annual Meeting
     John D. Markley, Jr. John D. Markley, Jr., age 45, has served as one of our directors since January 2002. Mr. Markley has served as a Managing Member of Bear Creek Capital Management, or Bear Creek, an investment company in the communications media and technology industries since February 2011. Prior to Bear Creek, Mr. Markley served in a number of capacities at Columbia Capital Corporation, including as a partner, venture partner and portfolio company executive. Prior to Columbia Capital, Mr. Markley served at the Federal Communications Commission. Mr. Markley has been a director of Charter Communications, Inc. since 2009. Mr. Markley also serves on the board of directors of Millennial Media, Inc. and Telecom Transport Management, Inc. Our Board of Directors has concluded that Mr. Markley should serve on the Board and on the Audit, Compensation and Nominating and Corporate Governance Committees based on his experience in working with entrepreneurial companies, his particular familiarity with technology companies, his finance experience and his significant knowledge of our Company.
     David Bernardi. David Bernardi, age 48, has served as one of our directors since January 2011. Mr. Bernardi been employed as the Chief Technology Officer of Telesystem Ltd. (“Telesystem”), a Canadian private capital corporation, since 2000. Since February 2006, Mr. Bernardi has also been a Managing Partner in two funds managed by ID Capital Management, a company controlled by Telesystem. In February 2006, Mr. Bernardi became a Venture Partner — Technology in Propulsion Ventures III Fund, a fund managed by Propulsion Ventures which is also controlled by Telesystem and, in September 2010, he became a Managing Partner of Propulsion Ventures. Additionally, Mr. Bernardi currently serves on the board of directors or is an advisor to each of the following private companies: CVT Corp Transmission Inc., The Fox Group, Inc., Idilia Inc., Metafoam Technologies Inc., Microsigns Technologies Inc., Nanoledge Inc. and NCI Technologies Inc.. Our Board of Directors has concluded that Mr. Bernardi should serve on the Board based on his experience in working with entrepreneurial companies, his particular familiarity with technology companies and his extensive experience in telecommunications product management and planning and the management of research and development groups.
The Board Of Directors Recommends
a Vote in Favor Of Each Named Nominee
Directors Continuing in Office Until the 2012 Annual Meeting
     Robert P. Goodman. Robert P. Goodman, age 50, has served as one of our directors since April 1999 and has served as Chairman of our Board of Directors since 2000. He is the founding partner of Bessemer Venture Partners’ investment office in Larchmont, New York. Mr. Goodman is also a Managing Member of Deer Management Co. LLC, the management company for Bessemer Venture Partners’ investment funds, including Bessemer Venture Partners IV L.P. and Bessec Venture Partners IV L.P. Prior to joining Bessemer, Mr. Goodman founded and served as the Chief Executive Officer of two telecommunications companies, Celcore and Boatphone, a group of cellular operating companies. Mr. Goodman is currently a member of the board of directors of several private companies, including Consortium 2 S.a.r.l. (GTS Central Europe), Millennial Media, Inc., Perimeter Internetworking Corp., Select Minds, Inc., Syncsort Incorporated, Teamviewer Holdings, Ltd., Intucell Ltd, and Apperian, Inc. Our Board of Directors has concluded that Mr. Goodman should serve on the Board and on the Compensation and Nominating and Corporate Governance Committees based on his experience in working with entrepreneurial companies, his particular familiarity with technology companies and, as one of our early stage investors, his significant knowledge of our Company.
     Douglas L. Maine. Douglas L. Maine, age 62, has served as one of our directors since May 2007. Mr. Maine served as General Manager of the Consumer Products Industry Division for International Business Machines Corporation, or IBM, from 2003 until his retirement in May 2005 and served as Chief Financial Officer of IBM from 1998 to 1999. Prior to joining IBM, Mr. Maine spent 20 years with MCI, Inc. (now part of Verizon), where he

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was Chief Financial Officer from 1992 to 1998. Mr. Maine serves on the boards of directors of two public companies, Rockwood Holdings, Inc. since 2005 and Alliant Techsystems Inc. since 2006. Additionally, he is a Limited Partner and Senior Advisor to Brown Brothers Harriman and serves on the boards of directors of three of BBH Capital Partners’ portfolio companies. Our Board of Directors has concluded that Mr. Maine should serve on the Board and on the Audit and Nominating and Corporate Governance Committees based on his corporate management experience and his qualification as an audit committee financial expert under SEC guidelines.
Directors Continuing in Office Until the 2013 Annual Meeting
     John J. Gavin, Jr. John J. Gavin, Jr., age 55, has served as one of our directors since March 2010. Since June 2008, Mr. Gavin has provided advisory services in accordance with his Board responsibilities to the boards on which he served during this period as indicated below, and has also engaged in personal investment activities. From January 2007 to June 2008, Mr. Gavin served as Chief Financial Officer of BladeLogic, Inc., or BladeLogic, a provider of data center automation software, which was acquired by BMC Software, Inc. From April 2004 through January 2007, Mr. Gavin served as the Chief Financial Officer for NaviSite, Inc., a provider of information technology hosting, outsourcing and professional services. Mr. Gavin has served on the board of directors of Vistaprint, Inc. since 2006 and Qlik Technologies since February 2010. Mr. Gavin is also currently a director of Consona Corporation, a private company. Our Board of Directors has concluded that Mr. Gavin should serve on the Board and on the Audit and Compensation Committees based on his financial management experience.
     Charles L. Ill, III. Charles L. Ill, III, age 57, has served as one of our directors since January 2011. Mr. Ill has been employed as the Senior Vice President of Sales, Services and Marketing of Fair Isaac Corporation (“FICO”) since February 2010. From June 2008 to January 2010, Mr. Ill was engaged in personal investment activities. From July 2006 to May 2008, Mr. Ill was Senior Vice President, Global Sales at Avaya Inc., a provider of enterprise communications systems, and from January 2003 to December 2004, Mr. Ill was Executive Vice President, Worldwide Sales at BEA Systems, Inc., where he was accountable for all direct sales, business partner sales, sales operations and strategic alliances. From 1978 until January 2003, Mr. Ill held various sales and marketing positions with IBM Corporation, most recently as vice president, worldwide software geographic sales, marketing and technical team. Our Board of Directors has concluded that Mr. Ill should serve on the Board based on his corporate management experience and his extensive sales and marketing experience.
     Michael Tessler. Michael Tessler, age 50, one of our co-founders, has served as a director since our inception and as our President and Chief Executive Officer since December 1998. Prior to co-founding our Company, Mr. Tessler was Vice President of Engineering of Celcore, Inc., or Celcore, a wireless equipment company, and the Celcore organization of DSC Communications Corporation, which acquired Celcore in 1997 and which was then acquired by Alcatel USA, Inc. Before joining Celcore, Mr. Tessler held a number of senior management positions at Nortel Networks and founded and led a services development business unit that helped local exchange carriers build and deploy advanced services on their digital networks. Our Board of Directors has concluded that Mr. Tessler should serve on the board based on his deep knowledge of our Company gained from his positions as one of our founders and Chief Executive Officer, as well as his experience in the telecommunications industry.
information regarding the board of directors and corporate governance
Independence of The Board of Directors
     As required under the NASDAQ Stock Market (“NASDAQ”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the NASDAQ, as in effect from time to time.

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     Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that the following six directors are independent directors within the meaning of the applicable NASDAQ listing standards: Messrs. Bernardi, Gavin, Goodman, Ill, Maine and Markley. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company. Mr. Tessler, the Company’s President and Chief Executive Officer, is not an independent director by virtue of his employment with the Company.
Board Leadership Structure
     Our Board of Directors has an independent chairman, Mr. Goodman, who has authority, among other things, to call and preside over board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the board. Accordingly, the board chairman has substantial ability to shape the work of the board. We believe that separation of the positions of board chairman and chief executive officer reinforces the independence of the board in its oversight of the business and affairs of the Company. In addition, we believe that having an independent board chairman creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the board to monitor whether management’s actions are in the best interests of the Company and its stockholders. As a result, we believe that having an independent board chairman can enhance the effectiveness of the board as a whole.
Role of the Board in Risk Oversight
     Our Audit Committee is primarily responsible for overseeing our risk management processes on behalf of the full Board of Directors. Going forward, we expect that the Audit Committee will receive reports from management at least quarterly regarding our assessment of risks. In addition, the Audit Committee reports regularly to the full Board of Directors, which also considers our risk profile. The Audit Committee and the full Board of Directors focus on the most significant risks we face and our general risk management strategies. While the Board oversees our risk management, Company management is responsible for day-to-day risk management processes. Our Board expects Company management to consider risk and risk management in each business decision, to proactively develop and monitor risk management strategies and processes for day-to-day activities and to effectively implement risk management strategies adopted by the audit committee and the board. We believe this division of responsibilities is the most effective approach for addressing the risks we face and that our Board leadership structure supports this approach.
Meetings of The Board of Directors
     The Board of Directors met nine times during the last fiscal year. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he served, held during the portion of the last fiscal year for which he was a director or committee member.

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Information Regarding Committees of the Board of Directors
     The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for fiscal 2010 for each of the Board committees:

Nominating and
Corporate
Name	Audit		Compensation		Governance
David Bernardi (1)
John J. Gavin, Jr. (2)	X		X
Robert P. Goodman			X	*	X
Charles L. Ill, III (1)
Philip B. Livingston (3)	X
Douglas L. Maine	X	*			X
John D. Markley, Jr.			X		X *
Andrew M. Miller (4)
Michael Tessler (5)			X
Joseph R. Zell (6)	X
Total meetings in fiscal 2010	6		4		2

*	Committee Chair

(1)	Messrs. Bernardi and Ill joined the Board of Directors on January 25, 2011.

(2)	Mr. Gavin joined the Board of Directors on March 2, 2010.

(3)	Mr. Livingston resigned from the Board of Directors effective February 5, 2010.

(4)	Mr. Miller resigned from the Board of Directors effective October 27, 2010.

(5)	Mr. Tessler ceased to be a member of the Compensation Committee on March 2, 2010.

(6)	Mr. Zell resigned from the Board of Directors effective December 31, 2010.
     Below is a description of each committee of the Board of Directors.
     Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable NASDAQ rules and regulations regarding “independence” and that each member is free of any relationship that would impair his individual exercise of independent judgment with regard to the Company.
Audit Committee
     Our Audit Committee reviews our internal accounting procedures and consults with and reviews the services provided by our independent registered public accountants. Our Audit Committee consists of three directors, Messrs. Gavin, Maine and Markley, and our Board of Directors has determined that each of them is independent within the meaning of the applicable SEC rules and the listing standards of NASDAQ. Mr. Maine is the chair of the Audit Committee and our Board of Directors has determined that Mr. Maine is an “audit committee financial expert” as defined by SEC rules and regulations. Our Board of Directors has determined that the composition of our Audit Committee meets the criteria for independence under, and the functioning of our Audit Committee complies with, the applicable requirements of the Sarbanes-Oxley Act, applicable requirements of the NASDAQ rules and SEC rules and regulations. We intend to continue to evaluate the requirements applicable to us and we intend to comply with the future requirements to the extent that they become applicable to our Audit Committee. The principal duties and responsibilities of our Audit Committee include:

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•	appointing and retaining an independent registered public accounting firm to serve as independent auditor to audit our consolidated financial statements, overseeing the independent auditor’s work and determining the independent auditor’s compensation;

•	approving in advance all audit services and non-audit services to be provided to us by our independent auditor;

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls, auditing or compliance matters, as well as for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

•	reviewing and discussing with management and our independent auditor the results of the annual audit and the independent auditor’s review of our quarterly consolidated financial statements; and

•	conferring with management and our independent auditor about the scope, adequacy and effectiveness of our internal accounting controls, the objectivity of our financial reporting and our accounting policies and practices.
     The Audit Committee met six times during the last fiscal year. The Audit Committee has adopted a written charter that is available to stockholders on the Company’s website at www.broadsoft.com.
Report of the Audit Committee of the Board of Directors
     The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2010 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.
Mr. Douglas L. Maine, Chair
Mr. John J. Gavin, Jr.
Mr. John D. Markley, Jr.
The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the SEC and is not deemed to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than the Company’s Annual Report on Form 10-K, where it shall be deemed to be “furnished,” whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Compensation Committee
     Our Compensation Committee reviews and determines the compensation of all our executive officers. Our Compensation Committee consists of three directors, Messrs. Goodman, Gavin and Markley, each of whom is a non-employee member of our Board of Directors as defined in Rule 16b-3 under the Exchange Act and an outside director as that term is defined in Section 162(m) of the Internal Revenue Code of 1986 (the “Code”).

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Mr. Goodman is the chair of the Compensation Committee. Our Board of Directors has determined that the composition of our Compensation Committee satisfies the applicable independence requirements under, and the functioning of our Compensation Committee complies with the applicable requirements of, the Sarbanes-Oxley Act, NASDAQ rules and SEC rules and regulations. We intend to continue to evaluate and intend to comply with all future requirements applicable to our Compensation Committee. The principal duties and responsibilities of our Compensation Committee include:
•	establishing and approving performance goals and objectives relevant to the compensation of our chief executive officer, evaluating the performance of our chief executive officer in light of those goals and objectives and setting the chief executive officer’s compensation, including incentive-based and equity-based compensation, based on that evaluation;

•	setting the compensation of our other executive officers;

•	exercising administrative authority under our stock plans and employee benefit plans;

•	reviewing and making recommendations to the board with respect to management succession planning;

•	reviewing and discussing with management the compensation discussion and analysis that we are required to include in SEC filings; and

•	preparing a compensation committee report on executive compensation as required by the SEC to be included in our annual proxy statements or annual reports on Form 10-K filed with the SEC.
     The Compensation Committee met four times during the last fiscal year. The Compensation Committee has adopted a written charter that is available to stockholders on the Company’s website at www.broadsoft.com.
Compensation Committee Processes and Procedures
     Typically, the Compensation Committee meets at least four times annually and with greater frequency if necessary. The agenda for each meeting is usually developed by the Compensation Committee chair, in consultation with our Chief Financial Officer, General Counsel and, when appropriate, our external advisors, including the Committee’s compensation consultants and outside counsel. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees, as well as outside advisors or consultants, may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings.
     For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation.
     The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company, as well as authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

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     Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. As part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, Company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive compensation paid at other companies identified by the consultant.
     Historically, the Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first quarter of the year. However, in 2010, because of the pendency of our initial public offering, the Compensation Committee deferred decision on annual equity awards until the second quarter of the year. Additionally, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year.
     During 2010, the Compensation Committee engaged DolmatConnell & Partners (“DolmatConnell”) as compensation consultants. In anticipation of the Company’s initial public offering, the Compensation Committee requested that DolmatConnell provide it with:
•	a summary of median chief executive officer compensation for publicly held emerging growth companies; and

•	a more detailed assessment of compensation information for executive officers of public companies that it viewed as appropriate peer companies to the Company.
     In February 2010, after reviewing the information assembled by DolmatConnell, and following an active dialogue with DolmatConnell, the Compensation Committee approved adjustments to base salaries of our executive officers. At that time, the Compensation Committee also approved the grant of certain equity awards to our executive officers in respect of 2009 performance and to incentivize them to lead the Company through its initial public offering and beyond the offering as a public company. Subsequently, in May 2010, the Compensation Committee approved the issuance of annual equity awards to our executive officers contingent on the completion of our initial public offering. The specific determinations of the Compensation Committee with respect to executive compensation for 2010 are described in greater detail in the Compensation Discussion and Analysis section of this proxy statement.
Compensation Committee Interlocks and Insider Participation
     Prior to March 2, 2010, Mr. Tessler, our President and Chief Executive Officer, served as a member of our Compensation Committee and participated in deliberations of our Compensation Committee concerning the compensation of executive officers other than himself. None of our directors who currently serve as members of our Compensation Committee is, or has at any time during the past year been, one of our officers or employees.
     None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.
Risk Assessment and Compensation Practices
     Our management assessed and discussed with our Compensation Committee our compensation policies and practices for our employees as they relate to our risk management and, based upon this assessment, we believe that any risks arising from such policies and practices are not reasonably likely to have a material adverse effect on us in the future.
     Our employees’ base salaries are fixed in amount and thus we do not believe that they encourage excessive risk-taking. While performance-based cash bonuses focus on achievement of short-term or annual goals, which may encourage the taking of short-term risks at the expense of long-term results, we believe that our internal controls

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help mitigate this risk and our performance-based cash bonuses are limited, representing a relatively smaller portion of the total compensation opportunities available to most employees. We also believe that our performance-based cash bonuses appropriately balance risk and the desire to focus our employees on specific short-term goals important to our success, and do not encourage unnecessary or excessive risk-taking.
     A significant proportion of the compensation provided to our named executive officers and a portion of the compensation provided to our other employees is in the form of long-term equity-based incentives that are important to help further align our employees’ interests with those of our stockholders. We do not believe that these equity-based incentives encourage unnecessary or excessive risk taking because their ultimate value is tied to our stock price.
Compensation Committee Report
     The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the CD&A be included in this proxy statement and incorporated into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.
Mr. Robert P. Goodman, Chair
Mr. John J. Gavin, Jr.
Mr. John D. Markley Jr.
The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the SEC and is not deemed to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, other than the Company’s Annual Report on Form 10-K, where it shall be deemed to be “furnished,” whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Nominating and Corporate Governance Committee
     Our Nominating and Corporate Governance Committee consists of three directors, Messrs. Markley, Goodman and Maine. Mr. Markley is the chair of the Nominating and Corporate Governance Committee. Our Board of Directors has determined that the composition of our Nominating and Corporate Governance Committee satisfies the applicable independence requirements under, and the functioning of our Nominating and Corporate Governance Committee complies with the applicable requirements of, the NASDAQ rules and SEC rules and regulations. We will continue to evaluate and will comply with all future requirements applicable to our Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee’s responsibilities include:
•	identifying individuals qualified to become directors;

•	recommending to the board of directors the persons to be nominated for election as directors and to each of the board’s committees;

•	assessing individual director performance, participation and qualifications;

•	developing and recommending to the Board corporate governance principles;

•	monitoring the effectiveness of the board and the quality of the relationship between management and the Board;

•	making recommendations to our Board of Directors regarding director compensation; and

•	overseeing an annual evaluation of the Board.
     The Nominating and Corporate Governance Committee believes that candidates for director should possess, among other things, integrity, independence, diversity of experience, leadership and the ability to exercise sound judgment. In its review of candidates, our Nominating and Corporate Governance Committee also considers such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field and having the

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commitment to rigorously represent the long-term interests of the company’s stockholders as amongst the most important criteria they consider. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the board, the operating requirements of the company and the long-term interests of stockholders. In conducting this assessment, our Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate given the current needs of the Board and the company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are scheduled to expire, our Nominating and Corporate Governance Committee reviews these directors’ overall service to the company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence.
     In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. Our Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. Our Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.
     The Nominating and Corporate Governance Committee met two times during the last fiscal year. The Nominating and Corporate Governance Committee has adopted a written charter that is available to stockholders on the Company’s website at www.broadsoft.com.
     Our Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. Our Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by our Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: c/o BroadSoft, Inc., 9737 Washingtonian Boulevard, Suite 350, Gaithersburg, Maryland 20878, Attn: Secretary. The written notice of the recommendation must be sent by the date that is no sooner than 120 days and no later than 90 days prior to the one-year anniversary of the preceding year’s annual meeting of stockholders, subject to adjustment as set forth in the Company’s Bylaws and otherwise in accordance with the Company’s Bylaws. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director, the name and address of the Company stockholder on whose behalf the submission is made and the number of Company shares that are owned beneficially by such stockholder as of the date of the submission. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.
Stockholder Communications With The Board Of Directors
     We have established a process by which stockholders may communicate with the Board of Directors as a whole or any of our directors individually. This information is available on our website at www.broadsoft.com.
Code of Business Conduct and Ethics
     We have adopted a Code of Business Conduct and Ethics, or the Code of Conduct, applicable to all of our employees, executive officers and directors. The Code of Conduct is available on our website at www.broadsoft.com. The Nominating and Corporate Governance Committee of our Board of Directors is responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers and directors. We expect that any amendments to the Code of Conduct, or any waivers of its requirements, will be disclosed on our website.

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Proposal 2
Approval of the Company’s Amended and Restated 2009 Equity Incentive Plan for Purposes of
Complying with Section 162(m) of the Internal Revenue Code
          Prior to our initial public offering in June 2010, our Board of Directors and our stockholders approved the Amended and Restated 2009 Equity Incentive Plan (the “2009 Plan”). Under pertinent IRS regulations, grants made to “Covered Employees” (as defined in Section 162(m) of the Code, generally the executive officers named in the Summary Compensation Table other than our Chief Financial Officer) under the 2009 Plan prior to the earlier of (i) the material modification of the 2009 Plan or (ii) our 2014 annual meeting of stockholders (the “Reliance Period”) are not subject to the cap on our tax deduction imposed by Section 162(m) of the Code with respect to compensation in excess of $1,000,000 per Covered Employee in any year.
          At the Annual Meeting, our stockholders will be asked to approve the 2009 Plan so that certain grants made to Covered Employees under the 2009 Plan after the Reliance Period, including stock options, restricted stock units and other stock-based awards subject to performance-based vesting, may qualify as “performance-based compensation” under Section 162(m) of the Code and therefore be exempt from the cap on our tax deduction imposed by Section 162(m) of the Code. The 2009 Plan specifies the objective performance measures which the compensation committee may choose from as the basis for granting, and/or vesting of “performance-based” equity compensation.
          Stockholder approval of the 2009 Plan requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote. Our executive officers and directors have an interest in this proposal by virtue of their being eligible to receive equity awards under the 2009 Plan. Abstentions will have the same effect as negative votes. Broker non-votes will not be counted for any purpose in determining whether this matter has been approved. Note that approval of this proposal will not result in any increase to the number of shares of our common stock available for issuance under the 2009 Plan.
Internal Revenue Code Section 162(m) Performance-Based Compensation
     If our stockholders approve our 2009 Plan, it will continue to provide us with the potential benefit to take tax deductions associated with certain types of executive equity compensation.
     Awards granted under the 2009 Plan may be designed to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code. Pursuant to Section 162(m), we generally may not deduct for federal income tax purposes compensation paid to our Chief Executive Officer or our three other highest paid executive officers (other than our Chief Financial Officer) to the extent that any of these persons receive more than $1 million in compensation in any single year. However, if the compensation qualifies as “performance-based” for Section 162(m) purposes, we can deduct for federal income tax purposes the compensation paid even if such compensation exceeds $1 million in a single year. For certain awards granted under the 2009 Plan to qualify as fully deductible “performance-based compensation” under Section 162(m), among other things, our stockholders must approve the 2009 Plan at this Annual Meeting.
     A favorable vote for this proposal will allow us to continue to deduct certain executive compensation in excess of $1 million and provide us with potentially significant future tax benefits and associated cash flows. An unfavorable vote for this proposal would disallow any future tax deductions for certain executive compensation in excess of $1 million paid to our Chief Executive Officer and our three other most highly compensated executive officers (other than our Chief Financial Officer) pursuant to the 2009 Plan.
     We believe that the approval of the 2009 Plan is important to our continued success. The Compensation Committee believes that equity awards motivate high levels of performance, align the interests of employees and stockholders by giving employees the perspective of an owner with an equity stake in the Company, and provide an effective means of recognizing employee contributions to our success. The Compensation Committee believes that equity awards are a competitive necessity in the environment in which we operate, and are essential to recruiting and retaining the highly qualified technical and other key personnel who help us meet our goals, as well as rewarding

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and encouraging current employees. The Compensation Committee believes that the ability to continue to grant equity awards in a tax-efficient manner is important to our future success.
Amended and Restated 2009 Equity Incentive Plan
          Our Board of Directors adopted our 2009 Equity Incentive Plan on April 29, 2009, and our stockholders subsequently approved the 2009 Equity Incentive Plan on April 30, 2009. The 2009 Equity Incentive Plan was amended and restated and our Board of Directors approved such amended and restated plan, which we refer to as our 2009 Plan, on May 24, 2010, and the 2009 Plan was approved by our stockholders on May 27, 2010. The 2009 Plan became effective on June 15, 2010, immediately upon the signing of the underwriting agreement for our initial public offering (the “IPO Date”). The 2009 Plan will terminate on April 28, 2019, unless sooner terminated by our Board of Directors. The 2009 Plan is attached as Appendix A to this proxy statement.
          Types of Awards. The 2009 Plan provides for the grant of incentive stock options (within the meaning of Section 422 of the Code), nonstatutory stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights, performance stock awards and other forms of equity compensation, which are referred to collectively as equity awards. The 2009 Plan also provides for the grant of performance cash awards. Awards may be granted to employees, consultants and directors of the company and certain of our affiliates. Only employees of ours and of certain of our affiliates are eligible to receive incentive stock options.
          Share Reserve. The aggregate number of shares of our common stock that may be issued pursuant to equity awards under the 2009 Plan was initially 392,383 shares. This number was subject to increase by up to an additional 3,051,675 shares, in the event that options that were outstanding under our 1999 Stock Incentive Plan (the “1999 Plan”) as of April 29, 2009 expire or otherwise terminate without having been exercised (in such case, the shares not acquired will revert to and become available for issuance under the 2009 Plan). An additional 333,333 new shares were added to the 2009 Plan in connection with the amendment and restatement of the 2009 Equity Incentive Plan, effective on the date of our initial public offering. As of December 31, 2010, under the 2009 Plan, a total of 143,685 shares were available for future issuance, options to purchase 2,209,806 shares of common stock at a weighted average exercise price of $3.61 per share were outstanding, an additional 272,624 shares were issuable upon the vesting of outstanding RSUs, and an additional 645,143 shares were still available to revert from the 1999 Plan and become available for issuance under the 2009 Plan. In addition, the aggregate number of shares available for issuance under the 2009 Plan will increase on January 1st of each year, for a period of nine years, beginning on January 1, 2011 and continuing through January 1, 2019, in an amount equal to the lesser of (a) 4.5% of the total number of shares of our common stock outstanding on December 31st of the immediately preceding calendar year, (b) 1,250,000 shares or (c) a number of shares determined by our Board of Directors. As a result of the forgoing provision, effective January 1, 2011, an additional 1,145,860 shares were added to the 2009 Plan. The maximum number of shares that may be issued pursuant to the exercise of incentive stock options under the 2009 Plan is 15,000,000 shares.
          Reversion of Shares. If an equity award granted under the 2009 Plan expires or otherwise terminates without being exercised in full, or is settled in cash, the shares of our common stock not acquired pursuant to the equity award will again become available for issuance under the 2009 Plan. In addition, the following types of shares will become available for the grant of new equity awards under the 2009 Plan: (a) shares that are forfeited to or repurchased by us prior to becoming fully vested; (b) shares withheld to satisfy income and employment withholding taxes; and (c) shares tendered to us to pay the exercise price of an option. Shares issued under the 2009 Plan may be previously unissued shares or reacquired shares bought by us on the open market.
          Section 162(m) Limits. At such time as we may be subject to the applicable provisions of Section 162(m) of the Code, no participant may be granted equity awards covering more than 2,750,000 shares of our common stock under our 2009 Plan during any calendar year pursuant to an appreciation-only equity award. An appreciation-only equity award is an equity award whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the fair market value of our common stock at the time of grant. A stock option with an exercise price equal to the value of the stock at the time of grant is an example of an appreciation-only award. Additionally, no person may be granted a performance stock award covering more than 2,750,000 shares or a performance cash award having a maximum value in excess of $1,000,000 in any calendar year. These limitations are designed to help assure that any deductions to which we would otherwise be entitled with respect to such awards

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will not be subject to the $1,000,000 limitation on the income tax deductibility of compensation paid to any covered executive officer imposed by Section 162(m) of the Code.
          Administration. Our Board of Directors has delegated its authority to administer the 2009 Plan, except with respect to equity awards to be made to our directors, to our Compensation Committee. Subject to the terms of the 2009 Plan, our Board of Directors or an authorized committee, referred to as the plan administrator, will determine recipients, dates of grant, the numbers and types of equity awards to be granted and the terms and conditions of the equity awards, including the period of exercisability and vesting. Subject to the limitations set forth below, the plan administrator will also determine the exercise price of options granted, the consideration to be paid for restricted stock awards (if any) and the strike price of stock appreciation rights.
The plan administrator has the authority to:
•	reduce the exercise price of any outstanding option or the strike price of any outstanding stock appreciation right;

•	cancel any outstanding option or stock appreciation right and grant in exchange for one or more of the following:
o	a new stock option or stock appreciation right covering the same or a different number of shares of common stock;

o	a new equity award;

o	cash; and/or

o	other valuable consideration; or
•	engage in any other action that is treated as a repricing under generally accepted accounting principles.
          Stock Options. Incentive and nonstatutory stock options are granted pursuant to incentive and nonstatutory stock option agreements. The plan administrator determines the exercise price for a stock option, within the terms and conditions of the 2009 Plan and applicable law, provided that the exercise price of a stock option cannot be less than 100% of the fair market value of our common stock at the time of grant. As of March 18, 2011, the closing price of our common stock as reported on the NASDAQ Global Market was $52.57 per share. Options granted under the 2009 Plan vest at the rate specified by the plan administrator.
          Generally, the plan administrator determines the term of stock options granted under the 2009 Plan, up to a maximum of 10 years. Unless the terms of an optionee’s stock option agreement provides otherwise, if an optionee’s relationship with us, or any of our affiliates, ceases for any reason other than disability or death, the optionee may exercise the vested portion of any option for a period of three months following termination of service. If an optionee’s service relationship with us, or any of our affiliates, ceases due to disability or death (or an optionee dies within a certain period following cessation of service), the optionee or a beneficiary generally may exercise the vested portion of any option for a period of 12 months in the event of disability, and 18 months in the event of death. The option term may be further extended in the event that exercise of the option following termination of service is prohibited by applicable securities laws, or the sale of any common stock received upon exercise of the option would violate our insider trading policy. In no event, however, may an option be exercised beyond the expiration of its term.
          The plan administrator will determine the acceptable consideration for the purchase of common stock issued upon the exercise of a stock option, which may include cash or check, a broker-assisted cashless exercise, the tender of common stock previously owned by the optionee, a net exercise of the option if it is a nonstatutory stock option, or any other legal consideration approved by the plan administrator.
          Incentive stock options may only be granted to our employees and employees of certain of our affiliates. The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to incentive stock options that are exercisable for the first time by an optionee during any calendar year under all of our stock plans may not exceed $100,000. No incentive stock option may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our affiliates unless (a) the option exercise price is at least 110% of the fair market value of the stock subject to the option at the time of grant and (b) the term of the incentive stock option does not exceed five years from the date of grant.

18.

          Unless the plan administrator determines otherwise, options generally are not transferable except by will, the laws of descent and distribution, or pursuant to a domestic relations order. An optionee may designate a beneficiary, however, who may exercise the option following the optionee’s death.
          Restricted Stock Awards. A restricted stock award is the grant of shares of our common stock to a participant that may, but need not, be subject to forfeiture or to a share repurchase option in our favor in accordance with a vesting scheduled determined by the plan administrator. For example, some or all of the shares of common stock granted pursuant to a restricted stock award may be repurchased by us if a participant’s service with us or with any of our affiliates terminates before a specified date (that is, before the restricted stock award is fully vested). Restricted stock awards are granted pursuant to restricted stock award agreements. Restricted stock awards may be granted in consideration for cash, past or future services rendered to us or an affiliate or any other form of legal consideration.
          Restricted Stock Unit Awards. A restricted stock unit award is a promise by us to issue shares of our common stock, or to pay cash equal to the value of shares of our common stock, equivalent to the number of units covered by the award at the time of vesting of the units or thereafter. Restricted stock unit awards are granted pursuant to restricted stock unit award agreements. Restricted stock unit awards may be granted in consideration for any form of legal consideration. A restricted stock unit award entitles the recipient to receive cash, stock, a combination of cash and stock as deemed appropriate by the plan administrator or any other form of consideration set forth in the restricted stock unit award agreement at a specified date (typically, upon vesting of the restricted stock units). Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit award. Except as otherwise provided in the applicable award agreement, restricted stock units that have not vested will be forfeited upon the termination of the participant’s service for any reason.
          Stock Appreciation Rights. A stock appreciation right entitles the participant to a payment equal in value to the appreciation in the value of the underlying shares of our common stock for a predetermined number of shares over a specified period. Stock appreciation rights are granted pursuant to stock appreciation right agreements. The plan administrator determines the strike price for a stock appreciation right, which may not be less than 100% of the fair market value of our common stock at the time of grant. Upon the exercise of a stock appreciation right, we will pay the participant an amount equal to the product of (a) the excess of the per share fair market value of our common stock on the date of exercise over the strike price, multiplied by (b) the number of shares of common stock with respect to which the stock appreciation right is exercised. A stock appreciation right granted under the 2009 Plan vests at the rate specified in the stock appreciation rights agreement as determined by the plan administrator.
          The plan administrator determines the term of stock appreciation rights granted under the 2009 Plan, up to a maximum of 10 years. Unless the terms of a participant’s stock appreciation right agreement provides otherwise, if a participant’s relationship with us, or any of our affiliates, ceases for any reason other than disability or death, the participant may exercise the vested portion of any stock appreciation right for a period of three months following termination of service. If a participant’s service relationship with us, or any of our affiliates, ceases due to disability or death (or the participant dies within a certain period following cessation of service), the participant or a beneficiary generally may exercise the vested portion of any stock appreciation right for a period of 12 months in the event of disability, and 18 months in the event of death. The term of the stock appreciation right may be further extended in the event that exercise of the stock appreciation right following termination of service is prohibited by applicable securities laws, or the sale of any common stock received upon exercise of the stock appreciation right would violate our insider trading policy. In no event, however, may a stock appreciation right be exercised beyond the expiration of its term.
          Performance Awards. The 2009 Plan permits the grant of performance-based stock and cash awards that may qualify as performance-based compensation that is not subject to the $1,000,000 limitation on the income tax deductibility of compensation paid per covered executive officer imposed by Section 162(m) of the Code. To assure that the compensation attributable to performance-based awards will so qualify, our Compensation Committee can structure such awards so that the stock or cash will be issued or paid pursuant to such award only following the achievement of certain pre-established performance goals during a performance period designated by our Compensation Committee.
          Our Compensation Committee may establish performance goals by selecting from one or more of the following performance criteria: (1) earnings (including earnings per share and net earnings); (2) earnings before

19.

interest and taxes; (3) earnings before interest, taxes and depreciation; (4) earnings before interest, taxes, depreciation and amortization; (5) total stockholder return; (6) return on equity or average stockholder’s equity; (7) return on assets, investment, or capital employed; (8) stock price; (9) margin (including gross margin); (10) income (before or after taxes); (11) operating income; (12) operating income after taxes; (13) pre-tax profit; (14) operating cash flow; (15) sales or revenue (including deferred revenue) targets; (16) increases in revenue or product revenue (including deferred revenue and deferred product revenue); (17) expenses and cost reduction goals; (18) improvement in or attainment of working capital levels; (19) economic value added (or an equivalent metric); (20) market share; (21) cash and cash equivalents; (22) cash flow; (23) cash flow per share; (24) share price performance; (25) debt reduction; (26) implementation or completion of projects or processes; (27) customer satisfaction; (28) stockholders’ equity; (29) capital expenditures; (30) debt levels; (31) operating profit or net operating profit; (32) workforce diversity; (33) growth of net income or operating income; (34) billings; and (35) to the extent that an award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by our Board of Directors or our Compensation Committee.
          Our Compensation Committee may establish performance goals on a company-wide basis, with respect to one or more business units, divisions, affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise (a) in the award agreement at the time the award is granted or (b) in such other document setting forth the performance goals at the time the goals are established, our Compensation Committee will appropriately make adjustments in the method of calculating the attainment of the performance goals as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated goals; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; and (5) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles.
          Other Equity Awards. The plan administrator may grant other awards based in whole or in part by reference to our common stock. The plan administrator will set the number of shares under the award, the purchase price, if any, the timing of exercise and vesting and any repurchase rights associated with such awards.
          Changes to Capital Structure. In the event that there is a specified type of change in our capital structure, such as a stock split, appropriate adjustment will be made to (a) the class and number of shares reserved under the 2009 Plan, (b) the class and maximum number of shares of our common stock that may be issued upon the exercise of incentive stock options, (c) the class and maximum number of shares of our common stock subject to equity awards that can be granted in any calendar year (as established under the 2009 Plan pursuant to Section 162(m) of the Code) and (d) the class, number of securities and exercise or strike price, if applicable, of all outstanding equity awards.
          Corporate transactions. In the event of a certain significant corporate transaction, the plan administrator may take any one or more of the following actions as to outstanding equity awards, or as to a portion of any outstanding equity award under the 2009 Plan:
•	arrange for the assumption, continuation or substitution of an equity award by the surviving or acquiring entity (or its parent company) and assign any reacquisition or repurchase rights held by us in respect of common stock issued pursuant to equity awards to the surviving or acquiring entity (or its parent company);

•	accelerate the vesting and exercisability of an equity award and determine that any reacquisition or repurchase rights held by us in respect of common stock issued pursuant to such equity award will lapse as of or prior to the effective date of the corporate transaction, and such equity award will terminate if not exercised, if applicable, on or prior to the effective date of the corporate transaction;

•	terminate outstanding equity awards (including vested awards that are not exercised) without the payment of consideration as of the effective date of the corporate transaction; or

•	make a payment equal to the excess, if any, of (a) the value of the property that the holder of an equity award would have received upon exercise of the equity award, over (b) the exercise price otherwise payable in connection with the exercise of the equity award.

20.

          Changes in Control. Our Board of Directors has the discretion to provide that an equity award under the 2009 Plan will immediately vest as to all or a portion of the shares subject to the equity award (a) immediately upon the occurrence of certain specified change in control transactions, whether or not such equity award is assumed, continued or substituted by a surviving or acquiring entity in the transaction, or (b) in the event a participant’s service with us or a successor entity is terminated, actually or constructively, within a designated period following the occurrence of certain specified change in control transactions. In general, equity awards granted under the 2009 Plan will not vest on such an accelerated basis unless specifically provided by the participant’s applicable award agreement.
U.S. Federal Income Tax Consequences
     The information set forth below is only a summary and does not purport to be complete. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult his or her tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired under an award. The 2009 Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income and the recognition of the deductions are subject to the requirement that the amounts constitute an ordinary and necessary business expense for us and are reasonable in amount, the limitation on the deduction of executive compensation under Section 162(m) of the Code and the timely satisfaction of our tax reporting obligations.
Nonstatutory Stock Options
     Generally, there is no taxation upon the grant of a non-qualified stock option (“NSO”). On exercise, an optionholder will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock option over the exercise price. If the optionholder is employed by us or one of our affiliates, that income will be subject to withholding taxes. The optionholder’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the optionholder’s capital gain holding period for those shares will begin on that date.
     Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligations, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the optionholder.
Incentive Stock Options
     The 2009 Plan provides for the grant of stock options that qualify as incentive stock options, as defined in Section 422 of the Code (“ISO”). Under the Code, an optionholder generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the optionholder holds a share of common stock received on exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised (the “required holding period”), the difference, if any, between the amount realized on a sale or other taxable disposition of that share of common stock and the holder’s tax basis in that share will be long-term capital gain or loss.
     If, however, an optionholder disposes of a share of common stock received on exercise of an ISO before the end of the required holding period (a “disqualifying disposition”), the optionholder generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share of common stock on the date the ISO was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share of common stock on the date of exercise of the stock option, the amount of ordinary income recognized by the optionholder will not exceed the gain, if any, recognized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share of common stock on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.
     The amount by which the fair market value of a share of stock received on exercise of an ISO exceeds the exercise price of that stock option generally will be an adjustment included in the optionholder’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share of common stock in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share received on exercise of an ISO is increased by the amount of the adjustment with respect to that share of common stock for alternative minimum tax purposes in the year the stock option is exercised.
     We are not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a share of common stock received on exercise of an ISO that is disposed of after the required holding period. If there is a disqualifying disposition of a share of common stock, however, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionholder, subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligations.
Restricted Stock Unit Awards
     Generally, a participant that is granted restricted stock units that are structured to comply with the requirements of Section 409A of the Code or an exemption from Section 409A will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the shares of our common stock received over any amount paid by the participant in exchange for the shares.
     To comply with the requirements of Section 409A of the Code, the shares of our common stock underlying restricted stock units may generally be delivered only upon one of the following events: a fixed calendar date (or dates), the participant’s separation from service, death or disability, or a change in control. If delivery occurs on another date, unless the restricted stock units otherwise comply with or qualify for an exemption from the requirements of Section 409A of the Code, the participant will owe a 20% federal tax plus interest on any taxes owed, in addition to the ordinary income tax described above.
     The participant’s basis for determining gain or loss upon the disposition of shares received under restricted stock units will be the amount paid for such shares plus any ordinary income recognized when the shares of common stock are delivered.
     Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligations, we will generally be entitled to a tax deduction equal to the taxable ordinary income recognized by the participant.
Restricted Stock Awards
     Generally, a participant will recognize ordinary income at the time restricted stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the participant in exchange for the stock. If, however, the stock is not vested when it is received (e.g., the participant is required to work for us for a period of time to transfer or sell the stock), the participant generally will not recognize income until the stock vests, at which time the participant will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it vests over any amount paid by the participant in exchange for the stock. A participant may, however, file an election with the Internal Revenue Service within 30 days following his or her receipt of the restricted stock to recognize ordinary income as of the date the participant receives the restricted stock equal to the excess, if any, of the fair market value of the restricted stock on the date the stock is granted over any amount paid by the participant for the stock.
     The participant’s basis for the determining gain or loss upon the subsequent disposition of restricted stock will be the amount paid for such shares plus any ordinary income recognized either when the restricted stock is received or when it vests.
     Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligations, we will generally be entitled to a tax deduction equal to the taxable ordinary income recognized by the participant.
Stock Appreciation Rights
     Generally, there is no taxation upon the grant of a stock appreciation right. On exercise, a participant will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise.
     Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligations, we will generally be entitled to a tax deduction equal to the taxable ordinary income recognized by the participant.
Section 162 Limitations
     Section 162(m) of the Code denies a federal income tax deduction for specified compensation in excess of $1 million per year paid to the chief executive officer and the three other most highly paid exercise officers, other than the chief financial officer, of a publicly traded corporation. Compensation that qualifies as “performance-based compensation” is exempt from the deduction limitations of Section 162(m), thereby permitting us to claim the full federal tax deduction otherwise allowed for such compensation.
     The 2009 Plan is intended to enable the compensation Committee to grant stock awards and performance cash awards that are exempt from the deduction limitations of Section 162(m). Under Section 162(m), compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if (a) such awards are approved by a compensation committee composed solely of “outside directors,” (b) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, (c) the stockholders approve such per-employee limitation is, and (d) the exercise or strike price of a stock award is no less than the fair market value of the stock on the date of grant. Compensation attributable to restricted stock awards, restricted stock unit awards, performance awards and other stock awards will qualify as performance-based compensation, provided that (i) the award is approved by a compensation committee composed solely of “outside directors,” (ii) the award is granted, vests or is settled, as applicable, only upon the achievement of objective performance goals established in writing by the compensation committee while the outcome is substantially uncertain, (iii) a committee of outside directors certifies in writing prior to the grant, vesting or settlement, as applicable of the award that the performance goal has been satisfied, and (iv) prior to the granting (or vesting or settlement) of the award, the stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount, or formula used to calculate the maximum amount, payable upon attainment of the performance goal).
The Board of Directors Recommends
a Vote in Favor of Proposal 2

21.

Securities Authorized for Issuance under Equity Compensation Plans
     The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2010.

Number of securities
remaining available for
	Number of securities to be	Weighted-average	issuance under equity
	issued upon exercise of	exercise price of	compensation plans
	outstanding options and	outstanding options and	(excluding securities
	rights	rights	reflected in column (a))
Plan Category	(a)	(b)(1)	(c)
Equity compensation plans approved by security holders	3,127,573	$3.22	143,685 (2)
Equity compensation plans not approved by security holders	—	—	—
Total	3,127,573	$3.22	143,685 (2)

(1)	The calculation of the weighted-average exercise price of the outstanding options and rights excludes 272,624 shares of common stock included in column (a), that are issuable upon the vesting of RSUs because these RSUs have no exercise price.

(2)	Pursuant to the terms of our 2009 Plan, an additional 1,145,860 shares were added to the 2009 Plan effective January 1, 2011. For additional information concerning the potential increase in the number of shares available for issuance under the 2009 Plan, see “Amended and Restated 2009 Equity Incentive Plan” above.

22.

Proposal 3
Advisory Vote on Executive Compensation
     Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), and Section 14(a) of the Exchange Act, the Company’s stockholders are now entitled to vote to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement in accordance with SEC rules. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the philosophy, policies and practices described in this proxy statement.
     The compensation of the Company’s named executive officers subject to the vote is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosure contained in this proxy statement. As discussed in those disclosures, the Company believes that its compensation policies and decisions are focused on pay-for-performance principles and strongly aligned with our stockholders’ interests. Compensation of the Company’s named executive officers is designed to enable the Company to attract and retain talented and experienced executives to lead the Company successfully in a competitive environment.
     Accordingly, the Board is asking the stockholders to indicate their support for the compensation of the Company’s named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:
     “RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and any related information disclosed in this proxy statement is hereby APPROVED.”
     Because the vote is advisory, it is not binding on the Board of Directors or the Company. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.
     Advisory approval of this proposal requires the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.
The Board Of Directors Recommends
a Vote in Favor Of Proposal 3

23.

Proposal 4
Advisory Vote on the Frequency of Solicitation of
Advisory Stockholder Approval of Executive Compensation
     The Dodd-Frank Act and Section 14(a) of the Exchange Act also enable the Company’s stockholders to indicate their preference regarding how frequently the Company should solicit a non-binding advisory vote on the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statements. Accordingly, the Company is asking stockholders to indicate whether they would prefer an advisory vote every year, every other year or every three years. Alternatively, stockholders may abstain from casting a vote. For the reasons described below, the Board recommends that the stockholders select a frequency of one year.
     After careful consideration, our Board of Directors has determined that holding an advisory vote on executive compensation every year is the most appropriate policy for the Company at this time, and recommends that stockholders vote for future advisory votes on executive compensation to occur every year. While the Company’s executive compensation programs are designed to promote a long-term connection between pay and performance, the Board of Directors recognizes that executive compensation disclosures are made annually. Given that the “say-on-pay” advisory vote provisions are new, holding an annual advisory vote on executive compensation provides the Company with more direct and immediate feedback on our compensation disclosures. However, stockholders should note that because the advisory vote on executive compensation occurs well after the beginning of the compensation year, and because the different elements of our executive compensation programs are designed to operate in an integrated manner and to complement one another, in many cases it may not be appropriate or feasible to change our executive compensation programs in consideration of any one year’s advisory vote on executive compensation by the time of the following year’s annual meeting of stockholders. We believe that an annual advisory vote on executive compensation is consistent with our practice of seeking input and engaging in dialogue with our stockholders on corporate governance matters (including the Company’s practice of annually providing stockholders the opportunity to ratify the Audit Committee’s selection of independent auditors) and our executive compensation philosophy, policies and practices.
     Accordingly, the Board is asking stockholders to indicate their preferred frequency of soliciting advisory stockholder approval of the compensation of the Company’s named executive officers once every one, two or three calendar years.
     While the Board believes that its recommendation to conduct these advisory votes on executive compensation every year is appropriate at this time, the stockholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preferences, on an advisory basis, as to whether the non-binding advisory vote on the approval of the Company’s executive officer compensation practices should be held every year, every other year or every three years. The option among those choices that receives the highest number of votes from the holders of shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be deemed to be the frequency preferred by the stockholders. Abstentions and broker-non votes will have no effect.
     The Board and the Compensation Committee value the opinions of the stockholders in this matter, and the Board intends to hold say-on-pay votes in the future in accordance with the alternative that receives the most stockholder support, even if that alternative does not receive the support of a majority of the shares present and entitled to vote.
The Board Of Directors Recommends
a Vote in Favor Of “One Year” On Proposal 4

24.

Proposal 5
Ratification of Selection of Independent Registered Public Accounting Firm
     The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 and has further directed that management submit the selection of independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited the Company’s financial statements since 2001. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
     Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm. However, the Audit Committee Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.
     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP. Abstentions will be counted toward the tabulation of votes on the proposal will have the same effect as negative votes. Broker non-votes will not be counted for any purpose in determining whether this matter has been approved.
Principal Accountant Fees and Services
     The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2009 and December 31, 2010, by PricewaterhouseCoopers LLP, the Company’s principal accountant.

	Year Ended December 31,
	2010	2009
Audit fees (1):	$1,078,959	$1,033,081
Audit related fees (2):	40,250	14,000
Tax fees (3):	—	—
All other fees (4):	6,000	—

Total fees:	$1,125,209	$1,047,081

(1)	Audit fees consist of fees for the audit of our financial statements, the review of interim financial information included in our quarterly reports on Form 10-Q and amounts incurred for services related to our SEC registration statements and consents.

(2)	Audit related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit fees.” These services relate to consultations concerning financial accounting and reporting standards and process documentation assistance related to internal controls.

(3)	Tax fees consist of fees for tax compliance and tax planning and tax advice, primarily related to international tax.

(4)	All other fees consist of fees for products and services not described above. During 2010, these fees consisted of amounts paid for the use of an online accounting research tool.

25.

All fees described above were pre-approved by the Audit Committee.
Pre-Approval Policies and Procedures.
     The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.
     The Audit Committee has determined that the rendering of the services other than audit services by PricewaterhouseCoopers LLP is compatible with maintaining the principal accountant’s independence.
The Board Of Directors Recommends
a Vote In Favor Of Proposal 5

26.

Executive Officers
     The following table sets forth certain information with respect to our executive officers as of March 15, 2011:

Name	Age	Position
Michael Tessler	50	President, Chief Executive Officer and Director
Scott D. Hoffpauir	46	Chief Technology Officer
James A. Tholen	51	Chief Financial Officer, Assistant Treasurer and Assistant Secretary
          Michael Tessler. See the biographical description of Mr. Tessler in “Directors Continuing in Office Until the 2013 Annual Meeting” above.
          Scott D. Hoffpauir, one of our co-founders, has served as our Chief Technology Officer since November 1998. Prior to co-founding our company, Mr. Hoffpauir was Director of GSM Development at Celcore. Before Celcore, Mr. Hoffpauir was senior architect for Nortel Networks Corporation’s GSM and Inter-Exchange Carrier switching systems from 1987 to 1995.
          James A. Tholen has served as our Chief Financial Officer since July 2007. Between January 2006 and July 2007, Mr. Tholen was engaged in consulting, advisory and investing activities. From January 2003 to January 2006, Mr. Tholen served as both Chief Financial Officer and Chief Operating Officer at Network Security Technologies, Inc., or NetSec, a managed and professional security services company acquired by MCI, Inc., now part of Verizon. Prior to joining NetSec, he served as Chief Strategy Officer and Chief Financial Officer for CareerBuilder, Inc. and was a member of that company’s board of directors.

27.

Security Ownership of
Certain Beneficial Owners and Management
     The following table sets forth certain information regarding the ownership of the Company’s common stock as of February 15, 2011 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock. Except as otherwise noted, the address of the individuals below is c/o BroadSoft, Inc., 9737 Washingtonian Boulevard, Suite 350, Gaithersburg, Maryland 20878.

	Number of Shares
	Beneficially Owned
Name	(1)	Percentage
Executive Officers and Directors:
Michael Tessler (2)	803,302	3.1%
James A. Tholen (3)	199,437	*
Scott D. Hoffpauir (4)	505,629	2.0%
Robert P. Goodman (5)	525,129	2.1%
John J. Gavin, Jr. (6)	8,527	*
Douglas L. Maine (7)	55,508	*
John D. Markley, Jr. (8)	10,508	*
Charles Ill, III (9)	217	*
David Benardi (10)	217	*
All directors and executive officers as a group (9 persons) (11)	2,108,474	8.0%
5% Holders:
FMR LLC (12)	2,934,106	11.5%
Entities affiliated with Bessemer Ventrue Partners IV, L.P. (13)	2,819,790	11.0%
Grotech Partners VI, L.P. (14)	1,414,719	5.5%

*	Less than 1% of the outstanding shares of common stock

1)	This table is based upon information supplied by officers, directors and principal stockholders. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and sole investment power with respect to the shares indicated as beneficially owned. Shares shown in the table above include shares held in the beneficial owner’s name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner’s account. Applicable percentages are based on 25,614,423 shares outstanding on February 15, 2011.

2)	Includes 420,310 shares underlying immediately exercisable options that are vested within 60 days of February 15, 2011 and 65,104 shares that may be acquired pursuant to early exercise features of options that vest in accordance with their terms. Any shares issued upon the exercise of unvested options are subject to a repurchase right in favor of the company if Mr. Tessler does not satisfy the option’s vesting requirements. In any event, shares acquired upon an early exercise may not be disposed of until the vesting period has been satisfied. Also includes 21,666 shares held by The Michael Tessler 1999 Irrevocable Trust U/T/A December 29, 1999 for the benefit of the spouse and minor children of Mr. Tessler. Mr. Tessler’s brother-in-law, Howard D. Schwartz, is the trustee of The Michael Tessler 1999 Irrevocable Trust U/T/A December 29, 1999. Mr. Tessler disclaims beneficial ownership of any shares held by The Michael Tessler 1999 Irrevocable Trust U/T/A December 29, 1999.

3)	Includes 3,472 shares of restricted stock that are not vested within 60 days of February 15, 2011, 106,680 shares underlying immediately exercisable options that are vested within 60 days of February 15, 2011 and 19,097 shares that may be acquired pursuant to early exercise features of options that vest in accordance with their terms. The unvested shares of restricted stock are subject to forfeiture, and any shares issued upon the exercise of unvested options are subject to a repurchase right in favor of the company if Mr. Tholen does not satisfy the

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applicable vesting requirements. In any event, unvested restricted shares and shares acquired upon an early exercise may not be disposed of until the vesting period has been satisfied.

4)	Includes 211,611 shares underlying immediately exercisable options that are vested within 60 days of February 15, 2011 and 32,552 shares that may be acquired pursuant to early exercise features of options that vest in accordance with their terms. Any shares issued upon the exercise of unvested options are subject to a repurchase right in favor of the company if Mr. Hoffpauir does not satisfy the options’ vesting requirements. In any event, shares acquired upon an early exercise may not be disposed of until the vesting period has been satisfied. Also includes 16,666 shares held by The Scott D. Hoffpauir 2000 Family Irrevocable Trust U/T/A dated 04/04/00 for the benefit of the minor children of Mr. Hoffpauir. Mr. Hoffpauir’s brother, Samuel Hoffpauir, is the trustee of The Scott D. Hoffpauir 2000 Family Irrevocable Trust U/T/A dated 04/04/00. Mr. Hoffpauir disclaims beneficial ownership of any shares held by The Scott D. Hoffpauir 2000 Family Irrevocable Trust U/T/A dated 04/04/00.

5)	Consists of: 444,833 shares of common stock held by Plum Bush, Inc., an entity for which Mr. Goodman serves as President, over which he has sole voting and dispositive power; 23,721 shares of common stock held by Cove Ventures, LLC, or Cove, an entity for which Mr. Goodman serves as Managing Member, over which he has sole voting and dispositive power; 53,338 shares of common stock held by NB Group, LLC, or NBG, an entity for which Mr. Goodman serves as a Managing Member, over which he has shared voting and dispositive power with Jane Sarah Lipman; 1,062 shares held by Deer Management Co. LLC, or Deer Management; and 264 shares issuable upon the vesting of RSUs that will vest within 60 days of February 15, 2011. The managing members of Deer Management are Mr. Goodman, J. Edmund Colloton, Rob S. Chandra, Robert M. Stavis, Jeremy Levine and David J. Cowan and they share voting and dispositive power over the shares held by Deer Management. Mr. Goodman disclaims beneficial ownership of the shares held by Cove, NBG and Deer Management except to the extent of his pecuniary interest in such shares.

6)	Includes: 264 shares issuable upon the vesting of RSUs that will vest within 60 days of February 15, 2011; and 4,686 shares issuable within 60 days of February 15, 2011 upon the exercise of an option originally issued to Mr. Gavin that Mr. Gavin has gifted to his adult children and with respect to which Mr. Gavin disclaims beneficial ownership.

7)	Includes 23,437 shares underlying immediately exercisable options that are vested within 60 days of February 15, 2011, 1,563 shares that may be acquired pursuant to early exercise features of options that vest in accordance with their terms and 264 shares issuable upon the vesting of RSUs that will vest within 60 days of February 15, 2011. Any shares issued upon the exercise of unvested options are subject to a repurchase right in favor of the company if Mr. Maine does not satisfy the option’s vesting requirements. In any event, shares acquired upon an early exercise may not be disposed of until the vesting period has been satisfied.

8)	Includes 264 shares issuable upon the vesting of RSUs that will vest within 60 days of February 15, 2011.

9)	Consists of 217 shares issuable upon the vesting of RSUs that will vest within 60 days of February 15, 2011.

10)	Consists of 217 shares issuable upon the vesting of RSUs that will vest within 60 days of February 15, 2011.

11)	Includes 766,724 shares underlying immediately exercisable options that will vest within 60 days of February 15, 2011, 118,316 shares that may be acquired pursuant to early exercise features of options that vest in accordance with their terms, 3,472 shares of restricted stock that are not vested within 60 days of February 15, 2011 and an aggregate of 1,490 shares issuable upon the vesting of RSUs that will vest within 60 days of February 15, 2011. See footnotes 2 through 10.

12)	Based solely on information contained in a Schedule 13G filed by FMR LLC with the SEC on January 10, 2011. The address of FMR LLC is 82 Devonshire Street, Boston, MA 02109. The Schedule 13G states that neither of FMR LLC or Edward C. Johnson 3d has sole or shared voting power with respect to any of such shares and that each has sole dispositive power over all of such shares.

13)	Consists of: 1,661,958 shares of common stock held by Bessemer Venture Partners IV, L.P., or Bessemer; 1,107,982 shares of common

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stock held by Bessec Ventures IV, L.P., or Bessec; 48,788 shares of common stock held by Deer IV & Co. LLC, or Deer IV; and 1,062 shares of common stock held by Deer Management. Deer IV is the general partner of both Bessemer and Bessec, and Deer Management is the management company of both Bessemer and Bessec. Robert H. Buescher, William T. Burgin, David J. Cowan, Christopher F.O. Gabrieli and G. Felda Hardymon are the managing members of Deer IV and share voting and dispositive power over the shares held by Deer IV, Bessemer and Bessec. The managing members of Deer Management (described in footnote 5) share voting and dispositive power over the shares held by Deer Management. Robert P. Goodman, one of our directors, has no voting or dispositive power with respect to shares held by Bessemer, Bessec or Deer IV and disclaims beneficial ownership of these shares. Mr. Goodman disclaims beneficial ownership of the shares held by Deer Management except to the extent of his pecuniary interest in such shares. The address for these entities is 1865 Palmer Avenue, Suite 104, Larchmont, New York 10538.

14)	The general partner of Grotech Partners VI, LP (“Grotech Partners”) is Grotech Capital Group VI, LLC. Joseph R. Zell and Frank A. Adams share voting and dispositive power over the shares held by Grotech Partners. The address for Grotech Partners is c/o Grotech Capital Group, 8000 Towers Crescent Drive, Suite 850, Vienna, Virginia 22182.
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.
     To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2010, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

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EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Introduction
     This Compensation Discussion and Analysis provides information regarding our 2010 executive compensation program for our executive officers. We refer to these individuals as our named executive officers, or NEOs.
     The following discussion and analysis of compensation arrangements of our NEOs should be read together with the compensation tables and related disclosures set forth below. This discussion contains forward-looking statements that are based on our current plans, consideration, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion.
     Our NEOs for 2010 were as follows:
•	Michael Tessler, President and Chief Executive Officer

•	James Tholen, Chief Financial Officer

•	Scott Hoffpauir, Chief Technology Officer
Executive Summary
          We seek to closely align the interests of our NEOs with the interests of our stockholders. Our compensation programs are designed to reward our NEOs for the achievement of short-term and long-term strategic and operational goals and financial performance, without encouraging unnecessary or excessive risk-taking. Our NEOs’ total compensation is comprised of a mix of base salary, annual cash incentive awards and long-term incentive awards in the form of equity awards.
          For 2010, our primary corporate goals were to accelerate our growth and profitability; and to successfully complete our initial public offering, which we viewed as a significant value milestone for the Company. Our executive compensation policies for the year were, therefore, designed to incentivize our executive officers to execute on the initial public offering, while maintaining a focus on our most significant financial performance objectives and value creation. We sought to achieve this balance through a combination of equity awards that contained performance-based and time-based vesting and cash incentives that were based on our Company’s financial performance.
          The highlights of our 2010 executive compensation program were as follows:
•	Based on consultation with DolmatConnell & Partners, an independent compensation consultant engaged by our Compensation Committee, we increased base salaries for our NEOs, none of whom received base salary increases for 2009.

•	We issued special equity incentives, in the form of RSUs with vesting contingent upon the completion of our initial public offering or for certain grants, either completion of an initial public offering or the occurrence of a change in control of the company meeting certain criteria. We also issued annual equity incentives, in the form of RSUs with time-based vesting over four years, which were issued upon completion of our initial public offering.

•	We established a cash incentive bonus program, which rewarded our NEOs for our corporate financial performance, specifically revenue and profit targets. As a result of corporate financial performance that significantly exceeded our 2010 plan, each of our NEOs received the full amount of his target bonus.

•	Consistent with our aim of paying for performance, in addition to the cash bonuses that were paid to

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our NEOs for achievement of the corporate financial performance targets, our Compensation Committee also established a plan to make additional discretionary cash bonus payments to our NEOs from a special management bonus pool which was funded with an amount equal to 5% of the revenue that exceeded our 2010 target revenue amount.

•	Neither the change in control agreements we have with our NEOs nor the equity awards granted to our NEOs provide for “single trigger” benefits on a change in control; instead these agreements and equity awards provide for “double trigger” severance benefits and acceleration of equity vesting.

•	Under our change in control agreements, none of our NEOs is entitled to cash severance payments that exceeds the amount of his annual salary at the time of termination, and these agreements do not provide for “golden parachute” tax gross-up payments.

•	We continued our practice of not providing perquisites to our NEOs.
Our Compensation Objectives
     We have designed our executive officer compensation program with the following primary objectives:
•	to retain those executives officers who continue to perform at or above the levels that we expect;

•	to attract, as needed, executive officers with the skills necessary for us to achieve our corporate objectives;

•	to tie annual cash incentives to the achievement of measurable corporate performance objectives;

•	to manage the risks of our business;

•	to allocate our resources effectively in the development of market-leading technology and products; and

•	to reinforce a sense of ownership and overall entrepreneurial spirit and to align our executive officers’ incentives with stockholder value creation.
     In the future, our Compensation Committee expects to refine and modify our compensation programs to further reflect the competitive market for executive talent and our changing business needs as a public company.
Role of Our Compensation Committee
     Our Board of Directors has delegated responsibility for developing our compensation philosophy and for designing, administering and interpreting our executive compensation programs to our Compensation Committee. Our Compensation Committee is appointed by our Board of Directors. Our Compensation Committee currently consists entirely of directors who are outside directors for purposes of Section 162(m) of the Code and non-employee directors for purposes of Rule 16b-3 under the Exchange Act. In 2010, our Compensation Committee determined the compensation for all of our NEOs.
     Our Compensation Committee performs, at least annually, a strategic review of our NEOs’ compensation arrangements. The goals of these reviews are to determine whether current compensation arrangements provide adequate incentives and motivation to our NEOs and whether they adequately compensate our NEOs relative to comparable officers in other companies with which we compete for executives. These companies may or may not be public companies or even, in all cases, technology companies. Our Compensation Committee’s most recent review of executive compensation was completed in February 2011.

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Role of Compensation Consultant
     Our Compensation Committee has the authority to engage an independent compensation consultant and our Compensation Committee engaged DolmatConnell & Partners (“DolmatConnell”), an independent compensation consultant, to advise it with respect to our 2010 compensation programs.
     In 2010, DolmatConnell provided our Compensation Committee with a summary of median chief executive officer compensation, based on a review of 182 U.S.-based publicly held emerging growth companies with annual revenues less than $1.0 billion. DolmatConnell also provided a more detailed assessment of compensation information for executive officers of six public companies that it viewed as appropriate peer companies either because they primarily focused on selling IP-related technology to telecommunications companies and/or had relatively recently completed initial public offerings, with annual revenues under $500 million:
•	Acme Packet

•	Sonus Networks

•	Synchronoss Technologies

•	Tekelec

•	LogMeIn

•	SolarWinds
     Based on its review of the compensation paid to executive officers of these companies, taking into consideration their size and profitability relative to us, our Compensation Committee concluded that, while the overall compensation structure for our NEOs was generally within the range of these companies, Mr. Tessler’s 2010 base salary should be increased by 5.3%, Mr. Tholen’s 2010 base salary should be increased by 12.3% and Mr. Hoffpauir’s 2010 base salary should be increased by 13.8%. Our Compensation Committee concluded that no adjustments should be made to our NEO’s 2010 target annual bonus amounts. The Compensation Committee also concluded that our strong emphasis on performance-based compensation was appropriate considering the stage of our Company and the information for these comparable companies.
     Our Compensation Committee expects to continue engaging independent compensation consultants to advise it on executive compensation matters in future years as well.
Role of the Chief Executive Officer
     Prior to March 2, 2010, Mr. Tessler, our chief executive officer, was a member of our Compensation Committee, although in anticipation of our initial public offering, he was replaced on the Committee by John J. Gavin, Jr., an independent director. Because Mr. Gavin joined the Compensation Committee on March 2, 2010, he did not participate in any of the compensation or other decisions made prior to that time.
     With respect to compensation decisions relating to his compensation as our chief executive officer, Mr. Tessler abstains from involvement in the discussions and, while he was a member of our Compensation Committee, he abstained from voting on these decisions. With respect to compensation decisions regarding all other executive officers, Mr. Tessler has made recommendations to our Compensation Committee, participated in the Committee’s discussions and, while a member of the Committee, voted on these decisions. Our Compensation Committee expects that it will typically continue to consider recommendations from the chief executive officer in evaluating the performance of, and making compensation decisions for, executive officers other than the chief executive officer.
Compensation Components
     In 2010, our executive compensation program consisted of four principal components:
•	base salary;

•	an annual cash bonus program;

•	equity incentive compensation; and

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•	customary employee benefits available to all employees on the same terms.
Mix of Compensation
     Prior to 2010, our Compensation Committee sought to set our executive officers’ salaries, target bonuses and aggregate equity holdings at levels that were competitive with those of executives with similar roles at comparable private information technology companies. In setting these compensation levels, our Compensation Committee did not use formal benchmarking, but instead based its determination of market levels on various data sources, including compensation databases, SEC filings of smaller public companies and the general market experience of the members of the Committee.
     In 2010, in anticipation of our initial public offering, our Compensation Committee believed that it would be appropriate to ensure that our NEOs were being compensated commensurate with similarly situated executive offers of comparable newly public companies. As a result, our Compensation Committee engaged DolmatConnell to analyze executive compensation at the peer firms referenced above.
     We believe that, given the industry in which we operate and the corporate culture that we have created, base compensation, bonuses and equity incentives at levels consistent with those for executive officers of comparable newly public companies are generally sufficient to retain our existing executive officers and to hire new executive officers when and as required. Our Compensation Committee believes that a significant portion of our NEOs’ compensation should be tied to our performance. In seeking to set competitive base and incentive compensation, our Compensation Committee also acknowledges that, in certain circumstances, we may be required to pay executives at somewhat higher rates, commensurate with the individuals’ experience, and to recruit and retain these executives, who have competing employment opportunities.
     We believe that, as is common in the technology sector, equity awards are a key compensation-related motivator in attracting and retaining executive officers in addition to base salary, and cash bonuses. Our Compensation Committee has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid compensation, between cash and non-cash compensation, or among different forms of cash compensation. However, our Compensation Committee’s general philosophy is to make a greater percentage of an employee’s compensation performance-based (either equity-based or cash bonus) as he or she becomes more senior. As a result, we seek to keep base cash compensation to executive officers to a competitive level, while providing the executives with the opportunity to be significantly rewarded through cash incentives and through equity-based compensation that will increase in value if the Company performs well over an extended period of time and the executive remains with the Company.
Base Salary
     Base salaries are intended to provide our NEOs with a degree of financial certainty and stability that does not depend on our performance. Our Compensation Committee sets base salaries for our NEOs annually, based on the NEO’s level of the position within the Company, experience, scope of responsibility, and the individual’s performance. Adjustments, if any, take into account each NEO’s position, individual performance, responsibilities and experience, our overall budget for base salary increases, external market data, competitive conditions and the relative ease or difficulty of replacing such NEO with a well-qualified person.
     For 2009, in light of the challenging economic climate and to preserve cash, our Compensation Committee determined not to increase base salaries for our NEOs. However, for 2010, in consultation with DolmatConnell, our Compensation Committee determined to increase base salaries for our NEOs as follows:

Name	2009 Salary	2010 Salary
Mr. Tessler	$275,000	$300,000
Mr. Tholen	$225,000	$265,000
Mr. Hoffpauir	$200,000	$240,000

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Cash Bonus Programs
     We believe it is important to provide our NEOs with the opportunity to earn annual cash incentive payments to reward the achievement of various pre-determined corporate objectives and to motivate the executives to contribute to our achievement of those objectives. Our cash bonus program is administered by our Compensation Committee to reward all eligible employees other than our sales personnel, who generally receive incentive compensation in the form of sales commissions.
Annual Bonus Plans
     For each year, our Compensation Committee determines a target annual bonus for each of our NEOs, depending upon the officer’s role within the Company. For 2010, target bonuses, as a percentage of annual base salary, for each of our NEOs, were as follows:

		Percentage
	2010 Target	of 2010
Name	Bonus	Base Salary
Mr. Tessler	$200,000	67%
Mr. Tholen	$100,000	38%
Mr. Hoffpauir	$90,000	38%
     In developing the annual bonus program for our NEOs, our Compensation Committee establishes annual corporate performance objectives. These corporate objectives are tied to certain metrics set forth in our annual corporate operating plan, which plan is approved by the full Board of Directors. Our Compensation Committee then establishes a bonus program for the NEOs whereby the NEOs’ bonuses are based on our level of achievement of these corporate objectives.
Corporate Performance Objectives
     For 2010, the corporate performance objectives related to total revenue and adjusted EBITDA (defined as earnings before interest taxes, depreciation, amortization, IPO-related expenses, stock-based compensation expense and any restructuring expenses) for the year ended December 31, 2010. In choosing these objectives, our Compensation Committee determined that it wished to incentivize our NEOs for revenue growth, which, at this stage of the Company’s development, the Compensation Committee believes is critical to the long-term generation of stockholder value. Additionally, as we embarked on an initial public offering, our Compensation Committee also sought to incentivize profitability excluding the effect of non-cash and non-recurring charges, which it believed would be a focus of public investors. In view of the relative importance of both revenue growth and profitability, our Compensation Committee determined to give 60% weight to the revenue objective and 40% weight to the adjusted EBITDA objective.
     For each of the corporate objectives, our Compensation Committee established a threshold level, which would entitle the NEOs to receive half of their target bonus amount attributable to the objective, and a target level, which would entitle the NEOs to receive their full target bonus amount attributable to the objective. The bonus amounts are pro-rated for achievement levels between the threshold and the target amounts. In addition, to incentivize exemplary financial performance, our Compensation Committee also determined that, if our financial performance exceeded the target levels for both objectives, our management team, including our NEOs, would be eligible to receive additional discretionary bonuses. These additional cash bonuses would be awarded from a management bonus pool that would be funded with 5% of our recognized revenue that exceeded the revenue target. The threshold and target amounts of the 2010 corporate performance objectives, along with our actual results for both objectives, are set forth below:

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	Threshold
Corporate Performance Objective	Level		Target Level		Actual Result
Total revenue (GAAP)	$80.0	million	$85.0	million	$95.6	million
Adjusted EBITDA	$7.0	million	$7.7	million	$16.1	million
     Based on our actual corporate financial performance for 2010, our Compensation Committee determined that our NEOs were entitled to 100% of the bonus attributable to the total revenue objective and 100% of the bonus attributable to the adjusted EBITDA objective. As a result, each NEO received 100% of his target bonus and the actual cash payments made to our NEOs under these programs as a result of these corporate achievements are set forth below and reflected in the “Non-equity incentive plan compensation” column of the 2010 Summary Compensation Table.
     Additionally, because our actual financial performance for 2010 exceeded the target amounts for both corporate performance objectives, an additional cash bonus pool was established equal to 5% of the amount by which 2010 revenue exceeded $85 million, for a total management “outperform” bonus pool of approximately $530,000. The Compensation Committee, in its discretion, allocated this amount to the members of our management, including the NEOs. The amounts of these “outperform” bonuses paid to our NEOs, are set forth in the table below and are reflected in the “Bonus” column of the 2010 Summary Compensation Table.

	Target
	Bonus (paid	Outperform	Total Cash
Name	100%)	Bonus	Bonus
Mr. Tessler	$200,000	$150,000	$350,000
Mr. Tholen	$100,000	$75,000	$175,000
Mr. Hoffpauir	$90,000	$67,500	$157,500
Negative Discretion
     In addition to the ability to award special discretionary bonuses, our Compensation Committee also may, in certain circumstances, exercise discretion to reduce a bonus that an officer is otherwise entitled to under the bonus plan, although the Committee did not do so for 2010.
Equity Incentive Compensation
     For all NEOs, we utilize equity-based awards to reward long-term performance and incentivize retention, thereby allowing the NEOs to share in our corporate performance. Authority to make equity grants to NEOs rests with our Compensation Committee, although, as noted above, our Compensation Committee considers the recommendations of our chief executive officer for grants to executive officers other than himself.
     Historically, equity-based compensation has been our primary long-term incentive compensation component. We believe that equity-based compensation has and will continue to be a significant part of our NEOs’ total compensation packages. We believe that both time-based and, when appropriate, performance-based, vesting, along with shared financial success motivates our NEOs to grow revenue and earnings, enhance stockholder value and align the interests of our stockholders and executives over the long-term. The vesting feature of our equity-based awards contributes to NEO retention since this feature provides an incentive to our NEOs to remain with the Company during the vesting period. We have not established any formal stock ownership guidelines, nor do we have any program, plan or obligation that requires us to grant equity compensation on specified dates, although our Compensation Committee may elect to do so in the future. To date, we have used stock options, restricted stock and RSUs in our awards to our NEOs and the Compensation Committee has increasingly focused on issuing RSUs to our NEOs. Our Compensation Committee may also consider other alternative forms of equity-based awards in the future.

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     We customarily make equity grants in connection with a new hire. For the last several years, our Compensation Committee has also reviewed the equity holdings of our NEOs on an annual basis. This review takes into account a number of factors, including job performance and retention goals. In that regard, our Compensation Committee believes that, at any given time, a meaningful amount of our NEOs’ equity should be unvested. Upon completion of this review, where our Compensation Committee has determined it to be appropriate, we have made retention equity grants to our NEOs. Any options are granted with an exercise price equal to the fair market value of our common stock on the date of grant. Prior to our initial public offering, the fair market value of our common stock, in connection with option grants to our NEOs, was based upon our Compensation Committee’s determination of the fair market value of our common stock on the date of grant. Since the completion of our initial offering, the fair market value of our common stock has been based on the closing sale price of our common stock as quoted on NASDAQ Global Market on the date of grant.
     Although we have not previously adopted any policy regarding the use of restricted stock as opposed to stock options, our 1999 Stock Incentive Plan allowed, and our 2009 Plan allows, us to make grants of restricted stock. In connection with our July 2007 hiring of Mr. Tholen as our Chief Financial Officer, our Compensation Committee approved a grant of 55,555 shares of restricted common stock to Mr. Tholen (in addition to a stock option grant to purchase 111,111 shares of common stock). The shares of restricted stock are subject to a vesting schedule under which we may redeem any unvested shares following the termination of Mr. Tholen’s employment at no cost. We may consider additional grants of restricted stock in the future to NEOs, although at this time we have no current plans to make any such grants.
2010 RSU Grants
     In connection with our Compensation Committee’s determination of 2009 cash bonuses, in February 2010, the Committee also elected to reward the performance of Messrs. Tessler, Tholen and Hoffpauir through the grant of an aggregate of 99,998 RSUs, which we refer to as the 2010 RSUs, as outlined below:

2010 RSU
Name	Grants
Mr. Tessler	41,666 RSUs
Mr. Tholen	29,166 RSUs
Mr. Hoffpauir	29,166 RSUs
     The Compensation Committee determined to make these awards to Messrs. Tessler, Tholen and Hoffpauir in recognition of their contributions to our 2009 performance, particularly their efforts in leading the Company through the 2009 worldwide recession and contributing to our significant overachievement with respect to our 2009 year-end cash balance. These RSUs have a term of ten years and are settled in shares of our common stock. These RSUs will vest in two equal annual installments following the date of grant assuming the occurrence of an initial public offering (which has subsequently occurred) or a change in control of the company where the consideration received in the change in control transaction is cash or freely-tradable registered shares. Additionally, the vesting schedule will accelerate in full if the NEO is terminated without cause or resigns for good reason within one month prior to, or one year after, a change of control of the company. Except for the foregoing, the vesting of the award is subject to the NEO’s continuous service through the vesting date.
2010 IPO RSU Grants
     In addition, in February 2010, the Compensation Committee also elected to incentivize Messrs. Tessler, Tholen and Hoffpauir through the grant of an aggregate of 24,999 RSUs, which we refer to as the 2010 IPO RSUs, as outlined below:

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2010 IPO RSU
Name	Grants
Mr. Tessler	8,333 RSUs
Mr. Tholen	8,333 RSUs
Mr. Hoffpauir	8,333 RSUs
     The Compensation Committee determined to make these awards to Messrs. Tessler, Tholen and Hoffpauir to incentivize them to lead the Company through its initial public offering and beyond the offering as a public company. These RSUs have a term of ten years and are settled in shares of our common stock. These RSUs vest over four years following the date of grant assuming the occurrence of an initial public offering (which has subsequently occurred). Additionally, the vesting schedule will accelerate in full if, following an IPO, the NEO is terminated without cause or resigns for good reason within one month prior to, or one year after, a change in control of the Company. Except for the foregoing, the vesting of the award is subject to the NEO’s continuous service through the vesting date.
IPO-Timed RSU Grants
     In May 2010, as part of its approval of annual equity awards to our employees and executive officers, our Compensation Committee approved the grant to Messrs. Tessler, Tholen and Hoffpauir of an aggregate of 39,165 RSUs. We issued these RSUs, which we refer to as the IPO-Timed RSUs, on June 15, 2010, immediately prior to the effectiveness of the registration statement for our initial public offering. The number of IPO-Timed RSUs granted to each of the NEOs is as outlined below:

IPO-Timed
Name	RSU Grants
Mr. Tessler	15,833 RSUs
Mr. Tholen	11,666 RSUs
Mr. Hoffpauir	11,666 RSUs
     These RSUs have a term of ten years and will be settled in shares of our common stock. The awards will vest over the four year period following the date of grant, with 25% of the award vesting on the first anniversary of the grant and the remainder vesting in 12 equal quarterly installments thereafter. Additionally, the vesting schedule will accelerate in full if the NEO is terminated without cause or resigns for good reason within one year after a change of control of the Company. Except for the foregoing, the vesting of the award will be subject to the NEO’s continuous service through the vesting date.
Other Compensatory Benefits
     We believe it is appropriate and necessary for recruitment and retention to provide our NEOs with other forms of compensatory benefits, including the following:
Severance and Change of Control Benefits
     Neither our 1999 Stock Incentive Plan nor our 2009 Plan include, as a default provision, any acceleration to the equity vesting schedule upon termination of the holder, but they do provide our Board of Directors or our Compensation Committee with the discretion to provide for acceleration of the equity vesting schedule in individual cases. Our Board of Directors or Compensation Committee has on occasion approved acceleration of all or a portion of the equity vesting schedule for certain employees in connection with their departure from the Company. For our NEOs, all stock options and restricted stock awards granted under the 1999 Stock Incentive Plan include a provision

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accelerating the vesting schedule in full if a change in control occurs and the NEO is terminated without cause within one year of the consummation of the change in control. The stock options granted under our 2009 Plan to our NEOs include a provision accelerating the option vesting schedule in full if a change in control occurs and the NEO is terminated without cause or resigns from employment for good reason within one year after the consummation of the change in control. Additionally, the RSUs held by our NEOs include provisions accelerating the vesting schedule in full upon certain events, as described above under “— 2010 RSU Grants,” “— 2010 IPO RSU Grants” and “—IPO-Timed RSU Grants.”
     Our Compensation Committee has approved the execution of agreements with each of our NEOs that contain severance provisions providing for continued payment of salary and provision of certain benefits for a specified period of time, in the event that the NEO were to be terminated without cause or resigned for good reason within one month prior to, or one year after, a change in control of the Company. These severance agreements are generally identical, although the length of time for which salary and benefits shall be continued varies by officer. These agreements are described below under “Potential Payments and Acceleration of Equity Upon Separation in Connection with a Change in Control — Severance Agreements.”
     Our Compensation Committee determined to provide these arrangements to mitigate some of the risk that exists for executives working in a small, dynamic technology company such as ours, an environment where there is a reasonable possibility that we may be acquired. These arrangements are intended to retain qualified executives that have alternatives that may appear to them to be less risky absent these arrangements and mitigate a potential disincentive to consideration and execution of such an acquisition, particularly where the services of these NEOs may not be required by the acquirer following the acquisition. For quantification of these severance and change of control benefits, please see “Potential Payments and Acceleration of Equity Upon Separation in Connection with a Change in Control” below.
Other Benefits
     Our NEOs are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life, disability, accidental death and dismemberment insurance, business travel accident insurance, business travel medical insurance, an employee assistance program and our 401(k) plan, in each case on substantially the same basis as other employees in the geographical location where they are based. We do not provide any retirement benefits separate from our 401(k) plan.
Perquisites
     Generally, we do not provide any perquisites or other personal benefits to our NEOs.
Accounting and Tax Considerations
     Our Compensation Committee does consider the financial accounting and tax implications of its executive compensation decisions, and weighs such considerations with the objectives of its executive compensation objectives. In accordance with guidance applicable to stock-based compensation, we measure stock-based compensation expense based on the fair value of the award on the date of grant and we recognize this expense over the vesting period of the award. For our historical option awards, this has resulted in a non-cash compensation charge being incurred over the vesting periods of the options. Applicable accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued.
     In the case of the 2010 RSUs and the 2010 IPO RSUs, these awards are subject to both a performance condition and a service-based condition. Because the performance condition was a liquidity event, which was outside of our control, the outcome of the performance condition, and therefore the vesting of these RSUs, was not considered “probable” until the event occurred. As a result, no portion of the grant date fair value of these awards was being recognized prior to our initial public offering. Upon the closing of our initial public offering, the performance condition was satisfied and the vesting of these RSUs was considered “probable.” These RSUs then began to vest over the remaining service period of the awards, subject to the recipients’ continued service through such vesting dates. This resulted in non-cash stock-based compensation expense, which we expect will be

39.

approximately $0.8 million that we began recognizing on the completion of our initial public offering and will continue to recognize through the applicable service periods of the 2010 RSUs and the 2010 IPO RSUs.
     In the case of the IPO-Timed RSUs, these grants are subject to time-based vesting of four years. In connection with these grants, we expect to record an aggregate expense of approximately $0.4 million over the four year vesting period of the awards.
     Unless and until we achieve sustained profitability, the availability to us of a tax deduction for compensation expense will not be material to our compensation decisions. We structure cash bonus compensation and sales commissions so that they are taxable to our employees, including our NEOs, at the time they are paid. We currently intend that all cash compensation paid will be tax deductible by us. However, with respect to stock option awards, while any gain recognized by employees and other service providers from nonqualified options should be deductible, to the extent that an option constitutes an incentive stock option, gain recognized by the optionee will not be deductible by us if there is no disqualifying disposition by the optionee. With respect to equity and cash compensation, we generally seek to structure such awards so that they do not constitute “deferred compensation” under Section 409A of the Code, thereby avoiding penalties and taxes on such compensation applicable to deferred compensation.
     Section 162(m) of the Code generally disallows a tax deduction for compensation in excess of $1.0 million paid to our chief executive officer and three other highest paid officers (excluding the chief financial officer) in office at fiscal year-end. Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met. We periodically review the potential consequences of Section 162(m) and we generally intend to structure the performance-based portion of our executive compensation, where feasible, to comply with exemptions in Section 162(m) so that the compensation remains tax deductible to us. However, our Compensation Committee may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

40.

2010 Summary Compensation Table
     The following table shows compensation awarded to or paid to, or earned by, our NEOs during 2009 and 2010.

							Non-Equity
				Stock		Option	Incentive Plan
Name and Principal Position	Year	Salary (1)	Bonus (2)	Awards (3)		Awards (4)	Compensation (5)	Total (6)
Michael Tessler	2010	$300,000	$150,000	$142,497	(7)	$—	$200,000	$792,497
President and Chief Executive Officer	2009	276,058	191,120	—	(8)	384,296	108,880	960,354
James A. Tholen	2010	265,000	75,000	104,994	(7)	—	100,000	544,994
Chief Financial Officer	2009	225,865	95,560	—	(8)	151,179	54,440	527,044
Scott D. Hoffpauir	2010	240,000	67,500	104,994	(7)	—	90,000	502,494
Chief Technology Officer	2009	200,769	86,004	—	(8)	181,061	48,996	516,830

(1)	Amounts in this column reflect base salary for each of the NEOs, including any salary contributed by the NEO to our 401(k) plan.

(2)	Amounts in this column for 2010 represent the discretionary “outperform” cash bonuses awarded for 2010 as described in “Compensation Discussion and Analysis —Compensation Components — Cash Bonus Programs.” Amounts in this column for 2009 represent the discretionary portion of the individual’s 2009 cash bonus attributable to individual performance, plus a special discretionary cash bonus awarded for 2009.

(3)	Amounts in this column represent the fair value, as of the date of grant, of RSUs issued to the NEO during 2009 and 2010. As described in detail in “Compensation Discussion and Analysis—Compensation Components—Equity Incentive Compensation,” the 2010 RSUs and the 2010 IPO RSUs, which were granted to the NEOs in 2010, were subject to a performance condition. Additionally, in 2009 each of the NEOs also received RSUs (the “2009 RSUs”) that were subject to a performance condition. As a result, the amounts included in the table with respect to such awards reflect the value of the awards based on the probable outcome of the performance condition on their respective dates of grant. Because the performance condition of these awards was a liquidity event, which was outside of our control, the outcome of the performance condition, and therefore the vesting of these RSUs, was not considered “probable” until the occurrence of the event. As a result, the grant date fair value of the 2010 RSUs, 2010 IPO RSUs and 2009 RSUs, for purposes of this table, is $0.

(4)	Amounts in this column for 2009 represent the incremental fair market value, measured as of the date of grant, of stock options issued to the NEO pursuant to a stock option exchange offer completed during 2009. These options were valued using a binomial lattice pricing model. For a discussion of the assumptions used in valuing these awards, see Note 2 to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2010.

(5)	Amounts in this column represent the cash payments made to our NEO in respect of our achievement of corporate performance objectives. For additional information regarding the calculation of these amounts for 2010, see “Compensation Discussion and Analysis—Compensation Components—Cash Bonus Programs.”

(6)	The dollar values in this column for each NEO represent the sum of all compensation referenced in the preceding columns.

(7)	The amounts in the table for 2010 reflect the fair value as of the date of grant of the IPO-Timed RSUs. As described in footnote (3) above, the grant date fair value of the 2010 RSUs and the 2010 IPO RSUs, for purposes of this table, is $0. Assuming that the performance conditions of the 2010 RSUs and 2010 IPO RSUs were met, based on the fair market value of the common stock of $6.18 per share as of the grant date, the aggregate value of the 2010 RSUs and 2010 IPO RSUs as of the grant date would be $308,994 for Mr. Tessler, $231,744 for Mr. Tholen and $231,744 for Mr. Hoffpauir. For a discussion of the valuation of the common stock as of the grant date of the 2010 RSUs and 2010 IPO RSUs, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Stock-Based Compensation” in our final prospectus dated June 16, 2010.

(8)	As described in footnote (3) above, the grant date fair value of the 2009 RSUs, for purposes of this table, is $0. Assuming that the performance conditions of the 2009 RSUs were met, based on the fair market value of the common stock of $2.40 per share as of the grant date, the value of the 2009 RSUs as of the grant date would be $91,999 for Mr. Tessler, $127,999 for Mr. Tholen and $36,000 for Mr. Hoffpauir. For a discussion of the valuation of the common stock as of the grant date of the 2009 RSUs, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Stock-Based Compensation” in our final prospectus dated June 16, 2010.
2010 Grants of Plan-Based Awards
     The following table provides information with regard to potential cash bonuses paid or payable in 2010 under our performance-based bonus plans for each of the NEOs. The table also includes information with regard to each stock option and RSU granted to each NEO during 2010:

			Compensation						Estimated Future		All Other Stock
			Committee	Estimated Potential Payouts Under Non-					Payouts Under Equity		Awards: Number	Grant Date
			Approval	Equity Incentive Plan Awards(1)					Incentive Plan Awards		of Shares of Stock	Fair Value of
Name	Grant Date		Date	Threshold		Target		Maximum	Target		or Units	Stock Awards
Michael Tessler	2/12/2010		2/12/2010	$60,000	(3)	$120,000	(3)	N/A
	2/12/2010		2/12/2010	40,000	(4)	80,000	(4)	N/A
	2/12/2010		2/12/2010						41,666	(5)		$—	(5)
	2/12/2010		2/12/2010						8,333	(5)		—	(5)
	6/15/2010	(2)	5/24/2010 (2)								15,833 (6)	142,497

James A. Tholen	2/12/2010		2/12/2010	30,000	(3)	60,000	(3)	N/A				—
	2/12/2010		2/12/2010	20,000	(4)	40,000	(4)	N/A
	2/12/2010		2/12/2010						29,166	(5)		—	(5)
	2/12/2010		2/12/2010						8,333	(5)		—	(5)
	6/15/2010	(2)	5/24/2010 (2)								11,666 (6)	104,994

Scott D. Hoffpauir	2/12/2010		2/12/2010	27,000	(3)	54,000	(3)	N/A
	2/12/2010		2/12/2010	18,000	(4)	36,000	(4)	N/A
	2/12/2010		2/12/2010						29,166	(5)		—	(5)
	2/12/2010		2/12/2010						8,333	(5)		—	(5)
	6/15/2010	(2)	5/24/2010 (2)								11,666 (6)	104,994

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(1)	Our annual cash bonus program is administered by our Compensation Committee to reward our NEOs. Under this program, our Compensation Committee determines a target annual bonus for each of the NEOs, depending upon the officer’s role within the Company. In developing the bonus program for each year, our Compensation Committee establishes annual corporate performance objectives and allocates the target bonus for each NEO across these objectives. In 2010, our Compensation Committee allocated 60% of each individual’s target annual bonus to our corporate revenue objective and our Compensation Committee allocated the remaining 40% of each individual’s target bonus to our corporate adjusted EBITDA objective. The potential payments to the NEOs under the annual cash bonus program based on our corporate performance objectives are set forth in this table. For more information regarding these bonuses, see “Compensation Discussion and Analysis — Compensation Components — Cash Bonus Programs.”

(2)	This award was approved by our Compensation Committee on May 24, 2010, to be granted immediately prior to the effectiveness of the registration statement for our initial public offering, which occurred on June 15, 2010.

(3)	The amount shown in the “Threshold” column represents the amount that would have been paid to the executive officer for 2010 if we had achieved the threshold 2010 total revenue objective required for the payment of a bonus attributable to that objective under the bonus program for executive officers. The amount shown in the “Target” column represents the bonus amount attributable to that objective that would have been paid to the executive officer for 2010 if we had achieved the target 2010 total revenue objective under the bonus program. Under the program, the payout for achievement of 2010 total revenue between the threshold and target amounts would be prorated. The actual payout amount attributable to 2010 total revenue objective is included in the “Non-Equity Incentive Plan Compensation” column of the 2010 Summary Compensation Table.

(4)	The amount shown in the “Threshold” column represents the amount that would have been paid to the executive officer for 2010 if we had achieved the threshold 2010 adjusted EBITDA objective required for the payment of a bonus attributable to that objective under the bonus program for executive officers. The amount shown in the “Target” column represents the bonus amount attributable to that objective that would have been paid to the executive officer for 2010 if we had achieved the target 2010 adjusted EBITDA objective under the bonus program. Under the program, the payout for achievement of 2010 adjusted EBITDA between the threshold and target amounts would be prorated. The actual payout amount attributable to 2010 adjusted EBITDA objective is included in the “Non-Equity Incentive Plan Compensation” column of the 2010 Summary Compensation Table above.

(5)	Represents the 2010 RSUs and 2010 IPO RSUs, which were subject to performance-based vesting, as described in detail in “Compensation Discussion and Analysis — Compensation Components — Mix of Compensation — Equity Incentive Compensation.” Because these awards were subject to a performance condition, the amounts in the “Grant Date Fair Value of Stock Awards” column reflect the value of the awards based on the probable outcome of the performance condition of the awards on the date of grant. Because the performance condition of the awards was a liquidity event, which was outside of our control, the outcome of the performance condition, and therefore the vesting of these RSUs, was not considered “probable” until the occurrence of the event. As a result, the grant date fair value of these RSUs, for purposes of this table, is $0. Assuming that the performance conditions to the awards were met, based on a fair value of the common stock of $6.18 per share as of the grant date, the aggregate fair value of the awards as of the grant date would be $308,994 for Mr. Tessler, $231,744 for Mr. Tholen and $231,744 for Mr. Hoffpauir. For a discussion of the valuation of the common stock as of the grant date of these RSUs, see “Management’s Discussion and Analysis of Financial Condition and Result of Operations — Stock-Based Compensation” in our final prospectus dated June 16, 2010.

(6)	Represents the IPO-Timed RSUs, which were issued immediately prior to the effectiveness of the registration statement for our initial public offering. These RSUs vest over the four year period following the date of grant, with 25% of the award vesting on the first anniversary of the grant and the remainder vesting in 12 equal quarterly installments thereafter. For additional information regarding the vesting schedule for these RSUs, see “— Outstanding Equity Awards at December 31, 2010” below.

42.

Restricted Stock Unit Grants in 2010
          During 2010, our Compensation Committee issued three different series of RSUs to our NEOs. The first series of RSUs, which we refer to as the 2010 RSUs, were issued to our NEOs in connection with our Compensation Committee’s determination of 2009 bonuses in February 2010. These 2010 RSUs have a term of ten years and are settled in shares of our common stock. These RSUs will vest in two equal annual installments following the date of grant assuming the occurrence of an initial public offering (which has subsequently occurred) or a change in control of the company where the consideration received in the change in control transaction is cash or freely-tradable registered shares.
          The second series of RSUs, which we refer to as the 2010 IPO RSUs, were issued to our NEOs to incentivize them to lead BroadSoft through its initial public offering and beyond the offering as a public company. These 2010 IPO RSUs have a term of ten years and are settled in shares of our common stock. These RSUs vest over four years following the date of grant assuming the occurrence of an initial public offering (which has subsequently occurred).
          In accordance with SEC regulations, the values included in the “Stock Awards” column of the 2010 Summary Compensation Table above for the 2010 RSUs and the 2010 IPO RSUs represent the fair value of these awards based on the probable outcome of the performance conditions of the awards on the date of grant. Because the performance condition of these awards was a liquidity event, which was outside of our control, the outcome of the performance condition, and therefore the vesting of these RSUs, was not considered “probable” until the event occurred. As a result, the grant date fair value of these RSUs, for purposes of the foregoing tables, is $0. Assuming that the performance conditions to the 2010 RSUs and the 2010 IPO RSUs were met, based on a fair market value of our common stock of $6.18 per share as of the grant date, the aggregate value of the 2010 RSUs and 2010 IPO RSUs as of the grant date would be $308,994 for Mr. Tessler; $231,744 for Mr. Tholen; and $231,774 for Mr. Hoffpauir.
          The third series of RSUs, which we refer to as the IPO-Timed RSUs, were issued to our NEOs as part of our Compensation Committee’s approval of annual equity awards to our employees and executive officers. We issued the IPO-Timed RSUs on June 15, 2010, immediately prior to the effectiveness of the registration statement for our initial public offering. These RSUs have a term of ten years and will be settled in shares of our common stock. The awards will vest over the four year period following the date of grant, with 25% of the award vesting on the first anniversary of the grant and the remainder vesting in 12 equal quarterly installments. Because the IPO-Timed RSUs were not subject to a performance condition, the values included in the “Stock Awards” column of the 2010 Summary Compensation Table above for the IPO-Timed RSUs represents the fair value of the common stock of $9.00 per share, which was the public offering price of our common stock in our initial public offering.
          The value of the RSUs held by each of the NEOs as of December 31, 2010 is set forth in the “Stock Awards: Market Value of Shares of Stock That Have Not Vested” column of the Outstanding Equity Awards at December 31, 2010 table below.

43.

Outstanding Equity Awards at December 31, 2010
     The following table provides information regarding outstanding equity awards held by each of our NEOs as of December 31, 2010. All of the stock options in this table are exercisable at any time but, if exercised, are subject to a lapsing right of repurchase until the options are fully vested. This repurchase right permits us to repurchase any unvested shares from the applicable NEO at the lower of the exercise price paid by such NEO for the repurchased shares or the market value of such shares on the date of repurchase.

	Option Awards				Stock Awards
	Number of	Number of
	Securities	Securities				Market Value
	Underlying	Underlying			Number of	of Shares of
	Unexercised	Unexercised		Option	Shares of Stock	Stock That
	Options	Options	Option	Expiration	That Have Not	Have Not
Name	(Exercisable)	(Unexercisable)	Exercise Price	Date	Vested	Vested
Michael Tessler	87,500	—	$0.78	5/30/2012	65,832 (4)	$1,572,068 (7)
	45,833	—	0.78	12/19/2013	—	—
	352,081 (1)	—	2.40	6/10/2019	—	—

James A. Tholen	125,777 (2)	—	2.40	6/10/2019	59,581 (5)	$1,422,794 (7)

Scott D. Hoffpauir	29,166	—	0.78	5/30/2012	49,165 (6)	$1,174,060 (7)
	41,666	—	0.78	12/19/2013	—	—
	173,331 (3)		2.40	6/10/2019	—	—

(1)	Of the 352,081 shares underlying these options, 273,956 shares were vested as of December 31, 2010. The remaining 78,125 shares vest at various rates through April 29, 2012.

(2)	Of the 125,777 shares underlying these options, 98,694 shares were vested as of December 31, 2010. The remaining 27,083 shares vest at various rates through April 29, 2012.

(3)	Of the 173,331 shares underlying these options, 134,269 shares were vested as of December 31, 2010. The remaining 39,062 shares vest at various rates through April 29, 2012.

(4)	Represents RSUs issued to Mr. Tessler that remained unvested as of December 31, 2010. Of these RSUs, (i) 41,666 vest in two equal annual installments beginning on February 12, 2011, (ii) 8,333 vest in four equal annual installments beginning on February 12, 2011 and (iii) 15,833 vest over the four year period following the date of grant, with 25% of the award vesting on June 15, 2011 and the remainder vesting in 12 equal quarterly installments thereafter.

(5)	Represents 10,416 shares of restricted stock and 49,165 RSUs issued to Mr. Tholen that remained unvested as of December 31, 2010. The unvested shares of restricted stock vest in three equal quarterly installments between January 11, 2011 and July 11, 2011. Of the RSUs, (i) 29,166 vest in two equal annual installments beginning on February 12, 2011, (ii) 8,333 vest in four equal annual installments beginning on February 12, 2011 and (iii) 11,666 vest over the four year period following the date of grant, with 25% of the award vesting June 15, 2011 and the remainder vesting in 12 equal quarterly installments thereafter.

(6)	Represents RSUs issued to Mr. Hoffpauir that remained unvested as of December 31, 2010. Of these RSUs, (i) 29,166 vest in two equal annual installments beginning on February 12, 2011, (ii) 8,333 vest in four equal annual installments beginning on February 12, 2011 and (iii) 11,666 vest over the four year period following the date of grant, with 25% of the award vesting on June 15, 2011 and the remainder vesting in 12 equal quarterly installments thereafter.

(7)	Represents the market value of the unvested shares of restricted stock and RSUs as of December 31, 2010, based on the closing trading price of our common stock of $23.88 per share, as quoted on the NASDAQ Global Market on December 31, 2010.

44.

Option Exercises and Stock Vested in 2010
     The following table shows information regarding option exercises and stock awards vested during 2010 with respect to our NEOs.

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired on	Value Realized	Acquired on	Value Realized
Name	Exercise	on Exercise	Vesting	on Vesting (1)
Michael Tessler	—	$—	38,333	$344,997
James A. Tholen	2,000	37,000	67,221	593,219
Scott D. Hoffpauir	—	—	15,000	135,000

(1)	For awards that vested upon our IPO, the value realized upon vesting was calculated by multiplying the number of shares that vested on such date by $9.00, the initial public offering price of our common stock. For awards that vested prior to our IPO, the value realized upon vesting was calculated by multiplying, as of each vesting date, the number of shares that vested on such date by the fair market value of our common stock, based on our most recent estimate of the fair market value as of the vesting date. For awards vesting subsequent to our initial public offering, the value realized upon vesting was calculated by multiplying, as of each vesting date, the number of shares that vested on such date by the closing trading price of our common stock as quoted on the NASDAQ Global Market on the vesting date.
Potential Payments and Acceleration of Equity upon Separation in Connection with a Change in Control
Severance Agreements
     We have agreements with each of our NEOs that contain severance provisions providing for continued payment of salary and provision of certain benefits for a specified period of time, in the event that the named officer were to be terminated without cause or resigned for good reason within one month prior to, or one year after, a change in control of the company.
For purposes of these agreements, the term “change in control” means:
•	the acquisition by any person of greater then 50% of the combined voting power of the company, subject to certain exceptions;

•	the consummation of a merger, consolidation or similar transaction involving the company that results in the stockholders of the company immediately prior to such transaction owning less than 50% of the combined outstanding voting power of the surviving entity; or

•	the sale, lease, exclusive license or other disposition of all or substantially all of the company’s consolidated assets unless the disposition is to an entity, more than 50% of the combined voting power of which is held by company stockholders in the same proportions as their ownership of company voting securities immediately prior to the transaction.
For purposes of these agreements, the term “cause” means:
•	the NEO’s commission of a felony;

•	any act or omission of the NEO constituting dishonesty, fraud, immoral or disreputable conduct that causes material harm to the company;

•	the NEO’s violation of company policy that causes material harm to the company;

•	the NEO’s material breach of any written agreement between the NEO and the company that,

45.

if curable, remains uncured after notice; or

•	the NEO’s breach of fiduciary duty.
For purposes of these agreements, the term “good reason” means any of the following, without the NEO’s consent:
•	a material diminution of the NEO’s responsibilities or duties (provided that the acquisition of the company and subsequent conversion of the company to a division or unit of the acquiring company will not by itself be deemed to be a diminution of the NEO’s responsibilities or duties);

•	a reduction in the level of the NEO’s base salary;

•	a relocation of the office at which the NEO is principally based to a location outside the Washington, D.C. metropolitan area;

•	a failure of a successor in a change in control to assume the agreement; or

•	our material breach of any written agreement between the NEO and us.
     Notwithstanding the foregoing, any actions we take to accommodate a disability of the NEO or pursuant to the Family and Medical Leave Act shall not be “good reason” for purposes of the agreement. Additionally, before the NEO may terminate employment for “good reason,” the NEO must notify us in writing within 30 days after the initial occurrence of the event, condition or conduct giving rise to the “good reason,” we must fail to remedy or cure the alleged “good reason” within the 30-day period after receipt of such notice (if capable of being cured within the 30-day period) and, if we do not cure the “good reason” (or it is incapable of being cured within such 30-day period), then the NEO must terminate employment by no later than 30 days after the expiration of the last day of the cure period (or, if the event condition or conduct is not capable of being cured within such 30-day period, within 30 days after initial notice to us of the violation).
     To receive any of the severance benefits under these agreements, the NEO would be required to execute, and not revoke, a release of claims against BroadSoft, its parents, subsidiaries, directors, executive officers and other related parties and comply with the provisions of the release, including confidentiality and non-disparagement provisions.
     These agreements are generally identical, although the length of time for which salary and benefits shall be continued varies by NEO. Our Compensation Committee may in its discretion revise, amend or add to the benefits if it deems advisable.
Equity Awards
     In addition to the severance agreements described above, each of our NEOs also holds unvested equity awards that, pursuant to the terms of the awards, would vest upon the occurrence of certain events. In particular, under the terms of all unvested stock options held by, and IPO-Timed RSUs granted to, Messrs. Tessler, Tholen and Hoffpauir, if the NEO is terminated without cause or resigns for good reason within one year after a change in control of the company, the vesting of all remaining unvested shares underlying these options and RSUs will be accelerated. Additionally, under the terms of the 2010 RSUs and the 2010 IPO RSUs, if an NEO is terminated without cause or resigns for good reason within one month prior to, or one year after, a change in control of the company, the vesting of all remaining unvested 2010 RSUs and 2010 IPO RSUs granted to that NEO will be accelerated. For purposes of these awards, the meanings of the terms “change in control,” “cause” and “good reason” are substantially the same as those under the change in control severance agreements described above.
     Under the terms of the stock restriction agreement governing Mr. Tholen’s restricted stock, if we terminate Mr. Tholen’s employment without cause within one year after a change in control, all remaining unvested shares of restricted stock held by Mr. Tholen under the agreement will immediately vest.

46.

For purposes of Mr. Tholen’s stock restriction agreement, the term “change in control” means:
•	the sale of all or substantially all of the assets or the sale of more than 50% of the outstanding capital stock of the company in a non-public sale;

•	the dissolution or liquidation of the company; or

•	the consummation of a merger, share exchange, consolidation or other reorganization or business combination of the company if, immediately after the transaction, either:
•	persons who were directors of the company immediately prior to the transaction do not constitute at least a majority of the directors of the surviving entity; or

•	persons who hold a majority of the voting capital stock of the surviving entity are not persons who held a majority of the voting capital stock of the company immediately prior to the transaction.
For purposes of Mr. Tholen’s stock restriction agreement, the term “cause” means:
•	Mr. Tholen’s insubordination or willful failure to comply with the reasonable material directions of an officer of the company;

•	Mr. Tholen’s continued willful neglect or refusal to perform his duties or responsibilities (unless such duties or responsibilities are significantly and adversely changed and Mr. Tholen has objected to such changes in a writing presented to an officer of the company); or

•	Mr. Tholen’s fraud, embezzlement, theft or other criminal act under United States law.
     The following table presents the potential payments to and benefits to be received upon employment termination by each of our NEOs if his employment was terminated in connection with a change in control of the company under circumstances described above, assuming that the triggering event occurred as of December 31, 2010.

Additional
	Benefits upon Termination Without Cause or Resignation For Good Reason (1)					Acceleration of
	Within One Month Prior to, or One Year After, a					Restricted Stock if
	Change in Control			Within One Year After a Change		Terminated Without
			Acceleration of	in Contol		Cause Within One
		Medical	2010 RSUs and	Acceleration of	Acceleration of	Year After a
	Cash Severance	Continuation	2010 IPO RSUs	Stock Options	IPO-Timed	Change in	Total Possible
Name	($)	($) (3)	($) (4)	($) (5)	RSUs (6)	Control (2)	Benefits ($) (7)
Michael Tessler	$300,000	$12,077	$1,193,976	$1,678,125	$378,092	$—	$3,562,270
James A. Tholen	198,750	9,058	895,476	581,743	278,584	248,734 (8)	2,212,345
Scott D. Hoffpauir	180,000	9,058	895,476	839,052	278,584	—	2,202,170

(1)	The benefits reflected in these columns are benefits that would be payable under the terms of the change in control severance agreements described in “— Severance Agreements” above and the terms of unvested RSUs and stock options held by such individuals as described in “— Equity Awards” above.

(2)	Represents the value calculated as of December 31, 2010 of restricted stock that would accelerate if Mr. Tholen were to be terminated without cause within one year after a change in control of BroadSoft pursuant to the terms of his stock restriction agreement.

(3)	The value of these continued benefits are calculated using the assumptions that we use for financial reporting purposes in accordance with GAAP.

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(4)	Represents the aggregate fair market value of the shares underlying the 2010 RSUs and the 2010 IPO RSUs that would accelerate if the NEO were to be terminated without cause or resign for good reason within one month prior to, or one year after, the occurrence of a change in control, valued as of December 31, 2010 (based on the closing trading price of our common stock of $23.88 per share as quoted on the NASDAQ Global Market on such date).

(5)	The value of stock options represents the value, calculated as of December 31, 2010, of all unvested in-the-money options held by Messrs. Tessler, Tholen and Hoffpauir that would accelerate if the NEO were to be terminated without cause or to resign for good reason, in either case, within one year after a change in control of BroadSoft. For purposes of this valuation, the value represents the difference between the aggregate fair market value of the shares of our common stock underlying the unvested options as of December 31, 2010 (based on the closing trading price of our common stock of $23.88 per share as quoted on the NASDAQ Global Market on such date), and the aggregate exercise price of the unvested portion of the options.

(6)	Represents the aggregate fair market value of the shares underlying the IPO-Timed RSUs that would accelerate if the NEO were to be terminated without cause or to resign for good reason, in either case, within one year after a change in control of BroadSoft, valued as of December 31, 2010 (based on the closing trading price of our common stock of $23.88 per share as quoted on the NASDAQ Global Market on such date).

(7)	The dollar values in this column for each NEO represent the sum of all compensation referenced in the preceding columns.

(8)	Represents the aggregate fair market value of the unvested shares of restricted stock held by Mr. Tholen, as of December 31, 2010, that would accelerate if he were to be terminated without cause within one year after a change in control of the company (based on the closing trading price of our common stock of $23.88 per share as quoted on the NASDAQ Global Market on such date).

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Director Compensation
Pre-IPO Non-Employee Director Compensation
     For the portion of 2010 prior to our initial public offering, or IPO, we did not pay any cash compensation to any of our non-employee directors. We did, however reimburse our directors for reasonable travel, lodging and other expenses incurred in connection with attending meetings of the board and its committees. Additionally, our non-employee directors were eligible to receive grants under our equity incentive plans at the discretion of our Board of Directors following recommendation by the corporate governance committee of the board of directors.
     On January 28, 2010, our Board of Directors approved the grant of 3,333 RSUs to Mr. Markley. The RSUs vested upon our IPO. On April 20, 2010, our Board of Directors approved the grant of 1,666 RSUs to Mr. Gavin that vested in full upon our IPO.
     On February 5, 2010, Mr. Livingston resigned from our Board of Directors. As a result of his resignation, the RSUs issued to Mr. Livingston in November 2009 were forfeited according to their terms. In consideration of the forfeiture of these RSUs and in recognition of Mr. Livingston’s years of service to our Board of Directors, our board elected to pay $20,000 to Mr. Livingston at the time of his resignation.
     On May 24, 2010, our Board of Directors approved the grant of an option to purchase 25,000 shares of common stock to Mr. Gavin, with such grant contingent upon the IPO. The option was issued on the first date that our common stock traded following the pricing of the IPO. The exercise price of the option was $8.30, which was the closing price of our common stock on June 16, 2010, the date of grant. The option vests in 16 equal quarterly installments following the date of grant.
Post-IPO Non-Employee Director Compensation
     We adopted a director compensation policy in April 2010 in connection with our anticipated initial public offering and the increased responsibilities of our directors as directors of a public company. Under this policy, which went into effect upon the completion of the IPO, each non-employee director is entitled to receive the following compensation:
•	an annual grant of RSUs covering a number of shares of common stock having a value, as of the date of grant, equal to $30,000. The first such annual RSU grant, which was made on July 20, 2010 and vested in full on December 31, 2010, was made on a pro-rata basis (to reflect the remainder of 2010 following the completion of the IPO) and was for 1,911 RSUs. Grants under the plan from and after 2011 will vest 25% on the last day of each calendar quarter assuming the director remains a member of the Board through the end of the relevant calendar quarter;

•	an annual cash retainer of $30,000, paid in quarterly installments at the end of each quarter; provided that each non-employee director will have the ability to elect to receive 100%, 50% or 0% of his or her annual cash retainer in the form of additional RSUs;

•	an annual cash retainer of $15,000 for the director who serves as our Audit Committee chair, and $10,000 for the other directors who serve on our Audit Committee, in each case, paid in quarterly installments at the end of each quarter;

•	an annual cash retainer of $10,000 for the director who serves as our Compensation Committee chair, and $7,500 for the other directors who serve on our Compensation Committee, in each case, paid in quarterly installments at the end of each quarter;

•	an annual cash retainer of $7,500 for the director who serves as our Nominating and Corporate Governance Committee chair, and $5,000 for the other directors who serve on our Nominating and Corporate Governance Committee, in each case, paid in quarterly installments at the end of each quarter; and

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•	reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at our board or committee meetings.
     The following table shows for the fiscal year ended December 31, 2010 certain information with respect to the compensation of all non-employee directors of the Company:

	Fees Earned	Stock	Option
	or Paid in	Awards	Awards
Name	Cash	(1)	(1)	Total (2)
Robert P. Goodman	$28,551	$16,435	$—	$44,986
John J. Gavin, Jr.	21,753	31,229	127,869 (3)	180,851
Douglas L. Maine	32,630	16,435	—	49,065
John D. Markley, Jr.	27,192	16,435 (4)	—	43,627
Andrew M. Miller (5)	11,034	16,435	—	27,469
Joseph R. Zell	21,753	16,435	—	38,188
Philip B. Livingston (6)	20,000	—	—	20,000

(1)	As of December 31, 2010, the aggregate number of shares subject to outstanding option awards held by our non-employee directors was:

Name	Options
Robert P. Goodman	—
John J. Gavin, Jr.	25,000	*
Douglas L. Maine	25,000
John D. Markley, Jr.	—
Andrew M. Miller	—
Joseph R. Zell	—
Philip B. Livingston	24,929

*	Mr. Gavin gifted this option to his adult children prior to December 31, 2010.

(2)	The dollar values in this column for each director represent the sum of all compensation referenced in the preceding columns.

(3)	In 2010, Mr. Gavin was granted an option to purchase 25,000 shares of common stock that he gifted to his adult children prior to December 31, 2010.

(4)	Represents the grant date fair value of RSUs granted to Mr. Markley in July 2010. Mr. Markley was granted an additional 3,333 RSUs in January 2010, however, because this award was subject to a performance condition, the amount in the “Stock Awards” column reflects the value of the award based on the probable outcome of the performance condition of the award on the date of grant. Because the performance condition of the award was a liquidity event, which was outside of our control, the outcome of the performance condition, and therefore the vesting of these RSUs, was not considered “probable” until the occurrence of the event. As a result, the grant date fair value of these RSUs, for purposes of this table, is $0. Assuming that the performance condition to the award was met, based on a fair value of the common stock of $4.98 per share as of the grant date, the aggregate fair value of the award as of the grant date would be $16,598. For a discussion of the valuation of the common stock as of the grant date of these RSUs, see “Management’s Discussion and Analysis of Financial Condition and Result of Operations — Stock-Based Compensation” in our final prospectus dated June 16, 2010.

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(5)	Mr. Miller resigned from our Board of Directors effective October 27, 2010. As a result of his resignation, the RSUs issued to Mr. Miller in 2010 were forfeited according to their terms.

(6)	Mr. Livingston resigned from our Board of Directors effective February 5, 2010. As a result of his resignation, the RSUs issued to Mr. Livingston in 2009 were forfeited according to their terms. In consideration of the forfeiture of these RSUs and in recognition of Mr. Livingston’s years of service to our Board of Directors, our Board elected to pay $20,000 to Mr. Livingston at the time of his resignation.
Transactions With Related Persons
Certain Related-Person Transactions
     The following is a summary of transactions since January 1, 2010 to which we have been a participant in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than five percent of our capital stock (or any members of their immediate family) had or will have a direct or indirect material interest, other than compensation arrangements which are described under “Executive Compensation” and “Director Compensation.”
Registration Rights Agreement
     We and certain of our stockholders who held shares of our convertible preferred stock prior to our initial public offering (including investors affiliated with certain of our directors), and certain of our executive officers have entered into a fourth amended and restated registration rights agreement, or the registration rights agreement. This agreement provides those holders with customary demand and piggyback registration rights with respect to the shares of common stock currently held by them and issuable to them upon conversion of our convertible preferred stock in connection with our initial public offering.
Indemnification Agreements
     Our amended and restated certificate of incorporation contains provisions limiting the liability of directors, and our amended and restated bylaws provide that we will indemnify each of our directors to the fullest extent permitted under Delaware law. Our amended and restated certificate of incorporation and amended and restated bylaws also provide our Board of Directors with discretion to indemnify our officers and employees when determined appropriate by the board. In addition, we have entered into an indemnification agreement with each of our directors and our executive officers.
Change in Control Arrangements
     We have entered into severance agreements with each of our executive officers. For more information regarding these agreements, see “Executive Compensation — Potential Payments and Acceleration of Equity upon Separation in Connection with a Change in Control — Severance Agreements.”
Stockholders’ Agreement
     Prior to the completion of our initial public offering, we were party to an amended and restated stockholders’ agreement, or the stockholders’ agreement, that we entered into with certain holders of our common stock and the holders of our redeemable preferred stock and redeemable convertible preferred stock. The stockholders’ agreement provided for, among other things, certain rights and restrictions with respect to transfers of stock by certain stockholders, certain rights to participate in our future equity issuances, certain special approvals for certain actions taken by the company and certain other covenants and agreements.
     Pursuant to the stockholders’ agreement, these holders agreed to vote all shares of their capital stock of the company to cause and maintain the election to the board of directors of the company of:

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•	one director nominated by the holders of a majority of the shares of Series A redeemable preferred stock and shares of Series B-1 redeemable convertible preferred stock then outstanding, voting as a single class (with each share of Series A redeemable preferred stock having one vote and each share of Series B-1 redeemable convertible preferred stock having that number of votes as is equal to the number of shares of common stock into which it is then convertible);

•	three directors nominated by the holders of a majority of the shares of Series C-1 redeemable convertible preferred stock then outstanding, voting together as a single class (one of whom was to be designated by Grotech Partners VI, L.P. so long as it held at least 1,133,333 shares of Series C-1 redeemable convertible preferred stock (as adjusted for stock splits, stock dividends, combinations and the like));

•	the then-incumbent chief executive officer; and

•	three directors, each of whom was required to be an independent director and who would be (i) designated by the then-incumbent chief executive officer and (ii) approved by the holders of a majority of (A) outstanding shares of common stock held by parties to the stockholders’ agreement and (B) outstanding shares of Series A redeemable preferred stock, Series B-1 redeemable convertible preferred stock, Series C-1 redeemable convertible preferred stock and Series D redeemable convertible preferred stock held by parties to the stockholders’ agreement, voting as a single class (with each share of Series A redeemable preferred stock having one vote and each share of Series B-1 redeemable convertible preferred stock, Series C-1 redeemable convertible preferred stock and Series D redeemable convertible preferred stock having the number of votes as is equal to the number of shares of common stock into which each is then convertible).
     The provisions of the stockholders’ agreement terminated upon the completion of our initial public offering and there are no further contractual obligations regarding the election of our directors.
Samuel Hoffpauir
     Samuel Hoffpauir, who is the brother of Scott Hoffpauir, our Chief Technology Officer, is an employee of the Company and holds the title of Director, Service Development, in our research and development department. During 2010, Samuel Hoffpauir earned aggregate cash compensation of approximately $171,600. In 2010, he also received stock options to purchase 3,000 shares of common stock at an exercise price of $9.00 per share, which was valued at $16,696 at the time of grant.
Charter Communications, Inc.
     In April 2010, we entered into a license agreement with Charter Communications Operating, LLC, or Charter, pursuant to which Charter agreed to order BroadWorks licenses from us. We refer to this agreement as the Charter Contract. While Charter has the right to terminate portions of the Charter Contract for convenience, we expect to receive approximately up to $3.3 million in software license fees and professional service fees pursuant to the Charter Contract through the end of December 31, 2011. One of our directors, John D. Markley, Jr., has served as a director of Charter Communications, Inc., the parent company of Charter, since 2009. Other than by virtue of his board position at Charter Communications, Inc., Mr. Markley has no interest in the Charter Contract and does not expect to benefit materially from the Charter Contract.
Policy on Future Related Party Transactions
     In 2010, our Board of Directors adopted a written Related-Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration and approval or ratification of “related-persons transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement

52.

or relationship (or any series of similar transactions, arrangements or relationships) in which the Company and any “related person” are, were or will be participants in which the amount involved exceeds $75,000. Transactions involving compensation for services provided to the Company as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A related person is any executive officer, director, nominee to become a director or more than 5% stockholder of the Company, including any of their immediate family members, and any entity owned or controlled by such persons.
     Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the Board) for consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to the Company of the transaction and whether any alternative transactions were available. To identify related-person transactions in advance, the Company relies on information supplied by its executive officers, directors and certain significant stockholders. In considering related-person transactions, the Committee takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to the Company, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director will recuse himself or herself from the deliberations and approval. The policy requires that, in determining whether to approve, ratify or reject a related-person transaction, the Committee consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders, as the Committee determines in the good faith exercise of its discretion.

53.

Householding of Proxy Materials
     The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
     This year, a number of brokers with account holders who are our stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or us. Direct your written request to BroadSoft, Inc., Attention: Secretary, 9737 Washingtonian Boulevard, Suite 350, Gaithersburg, Maryland 20878. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

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Other Matters
     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors
Mary Ellen Seravalli
Secretary
March 25, 2011
     A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2010 is available without charge upon written request to: Corporate Secretary, BroadSoft, Inc., 9737 Washingtonian Boulevard, Suite 350, Gaithersburg, Maryland 20878.

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Appendix A
BroadSoft, Inc.
Amended and Restated 2009 Equity Incentive Plan
Adopted by the Board of Directors: April 29, 2009
Approved by the Stockholders: April 30, 2009
Amended and Restated by the Board of Directors: May 24, 2010 (Effective as of June 15, 2010)
Approved by the Stockholders: May 27, 2010 (Effective as of June 15, 2010)
Termination Date: April 28, 2019
1. General.
     (a) Eligible Award Recipients. The persons eligible to receive Awards are Employees, Directors and Consultants.
     (b) Available Awards. This Plan provides for the grant of the following Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights, (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards.
     (c) Purpose. The Company, by means of this Plan, seeks to secure and retain the services of the group of persons eligible to receive Awards as set forth in Section 1(a), to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate, and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Awards.
2. Administration.
     (a) Administration by Board. The Board shall administer this Plan unless and until the Board delegates administration of this Plan to a Committee or Committees, as provided in Section 2(c).
     (b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of this Plan:
          (i) To determine from time to time (A) which of the persons eligible under this Plan shall be granted Awards; (B) when and how each Award shall be granted; (C) what type or combination of types of Award shall be granted; (D) the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive cash or Common Stock pursuant to a Stock Award; (E) the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person; and (F) the Fair Market Value applicable to a Stock Award.
          (ii) To construe and interpret this Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of this Plan. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in this Plan or in any Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make this Plan or Award fully effective.
          (iii) To settle all controversies regarding this Plan and Awards granted under it.
          (iv) To accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with this Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.
          (v) To suspend or terminate this Plan at any time. Suspension or termination of this Plan shall not impair rights and obligations under any Award granted while this Plan is in effect except with the written consent of the affected Participant.
          (vi) To amend this Plan in any respect the Board deems necessary, appropriate or desirable, including, without limitation, relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to bring this Plan or Awards granted under this Plan into compliance therewith, subject to the limitations, if any, of applicable law. However, except as provided in Section 9(a) relating to Capitalization Adjustments, to the extent required by applicable law or listing requirements, stockholder approval shall be required for any amendment of this Plan that either (A) materially increases the number of shares of Common Stock available for issuance under this Plan, (B) materially expands the class of individuals eligible to receive Awards under this Plan, (C) materially increases the benefits accruing to Participants under this Plan or materially reduces the price at which shares of Common Stock may be issued or purchased under this Plan, (D) materially extends the term of this Plan, or (E) expands the types of Awards available for issuance under this Plan. Except as provided above, rights under any Award granted before amendment of this Plan shall not be impaired by any amendment of this Plan unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.
          (vii) To submit any amendment to this Plan for stockholder approval, including, but not limited to, amendments to this Plan intended to satisfy the requirements of (A) Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (B) Section 422 of the Code regarding Incentive Stock Options or (C) Rule 16(b)-3.
          (viii) To approve forms of Award Agreements for use under this Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in this Plan that are not subject to Board discretion; provided, however, that except with respect to amendments that disqualify or impair the status of an Incentive Stock Option, a Participant’s rights under any Award shall not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent if necessary to maintain the qualified status of the

Award as an Incentive Stock Option or to bring the Award into compliance with Section 409A of the Code.
          (ix) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of this Plan or Awards.
          (x) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in this Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States.
          (xi) To effect, at any time and from time to time, with the consent of any adversely affected Participant, (A) the reduction of the exercise price or strike price of any outstanding Option or SAR under this Plan, (B) the cancellation of any outstanding Option or SAR under this Plan and the grant in substitution therefor of (1) a new Option or SAR under this Plan or another equity plan of the Company covering the same or a different number of shares of Common Stock, (2) a Restricted Stock Award, (3) a Restricted Stock Unit Award, (4) an Other Stock Award, (5) cash and/or (6) other valuable consideration (as determined by the Board, in its sole discretion), or (C) any other action that is treated as a repricing under generally accepted accounting principles.
     (c) Delegation to Committee.
          (i) General. The Board may delegate some or all of the administration of this Plan to a Committee or Committees. If administration of this Plan is delegated to a Committee, the Committee shall have, in connection with the administration of this Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of this Plan, as may be adopted from time to time by the Board. The Committee may, at any time, abolish the subcommittee and/or revest in the Committee any powers delegated to the subcommittee. The Board may retain the authority to concurrently administer this Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.
          (ii) Section 162(m) and Rule 16b-3 Compliance. The Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and solely of two or more Non-Employee Directors, in accordance with Rule 16b-3.
     (d) Delegation to an Officer. The Board may delegate to one or more Officers of the Company the authority to do one or both of the following: (i) designate Officers and Employees of the Company or any of its Subsidiaries to be recipients of Options (and, to the extent permitted by applicable law, other Stock Awards) and the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Officers and Employees; provided, however, that the Board resolutions regarding such delegation shall specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Notwithstanding the foregoing, the Board may not delegate authority to an Officer to determine the Fair Market Value.
     (e) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.
     (f) Arbitration. Any dispute or claim concerning any Awards granted (or not granted) pursuant to this Plan or any disputes or claims relating to or arising out of this Plan shall be fully, finally and exclusively resolved by binding and confidential arbitration conducted pursuant to the Commercial Arbitration Rules of the American Arbitration Association in the location of the Company’s principal headquarters. The Company shall pay the costs of filing the arbitration and the arbitrator’s fees and expenses (but each side shall be responsible for paying their own attorneys’ fees and expenses). By accepting an Award, Participants and the Company waive their respective rights to have any such disputes or claims tried by a judge or jury.
3. Shares Subject to this Plan.
     (a) Share Reserve. Subject to Section 9(a) relating to Capitalization Adjustments, and to the provisions in this Section 3(a) relating to automatic increases on January 1st of each year, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards from and after the Original Effective Date shall not exceed 3,777,391 shares (which includes (i) 59,050 shares of Common Stock that were previously held in reserve under the Company’s 1999 Stock Incentive Plan, but which were unused, and which have been transferred to this Plan, (ii) the additional shares of Common Stock that may revert to this Plan pursuant to this Section 3(a) and (iii) an additional 333,333 shares which were added to this Plan in connection with the amendment and restatement of this Plan, effective on the IPO Date). If any outstanding stock option granted under the Company’s 1999 Stock Incentive Plan should for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock that are not acquired under any such stock option shall revert to, and become available for issuance under, this Plan. If stock that has been issued to a Participant under the 1999 Stock Incentive Plan pursuant to unrestricted or restricted stock awards is subsequently forfeited or reacquired by the Company as a result of the failure to vest or satisfy any other contingency, such stock also shall revert to this Plan and be available for future issuance hereunder. The maximum aggregate number of additional shares of Common Stock that may revert to this Plan under these provisions is 3,051,675 shares. In addition, the number of shares of Common Stock available for issuance under this Plan shall automatically increase on January 1st of each year for a period of nine (9) years commencing on January 1, 2011 and ending on (and including) January 1, 2019, in an amount equal to the lesser of (A) four and one-half percent (4.5%) of the total number of shares of Common Stock outstanding on December 31st of the preceding calendar year, or (B) 1,250,000 shares. Notwithstanding the foregoing, the Board may act, prior to the first day of any calendar year, to provide that there shall be no increase in the share reserve for such calendar year or that the increase in the share reserve for such calendar year shall be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence. For clarity, the limitation in this Section 3(a) is a limitation in the number of shares of Common Stock that may be issued pursuant to this Plan.

Accordingly, this Section 3(a) does not limit the granting of Stock Awards except as provided in Section 7(a). Shares may be issued in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance shall not reduce the number of shares available for issuance under this Plan.
     (b) Reversion of Shares to the Share Reserve. If any shares of Common Stock issued pursuant to a Stock Award are forfeited back to the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares which are forfeited shall revert to and again become available for issuance under this Plan. Also, any shares reacquired by the Company pursuant to Section 8(g) or as consideration for the exercise of an Option shall again become available for issuance under this Plan. Furthermore, if a Stock Award (i) expires or otherwise terminates without having been exercised in full or (ii) is settled in cash (i.e., the holder of the Stock Award receives cash rather than stock), such expiration, termination or settlement shall not reduce (or otherwise offset) the number of shares of Common Stock that may be issued pursuant to this Plan. Notwithstanding the provisions of this Section 3(b), any such shares shall not be subsequently issued pursuant to the exercise of Incentive Stock Options.
     (c) Incentive Stock Option Limit. Notwithstanding anything to the contrary in this Section 3 and subject to the provisions of Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options shall be 15,000,000 shares of Common Stock.
     (d) Section 162(m) Limitation on Annual Grants. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, a maximum of 2,750,000 shares of Common Stock subject to Options, Stock Appreciation Rights and Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value on the date any such Stock Award is granted may be granted to any Participant during any calendar year. Notwithstanding the foregoing, if any additional Options, Stock Appreciation Rights or Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value on the date the Stock Award is granted to any Participant during any calendar year, compensation attributable to the exercise of such additional Stock Awards shall not satisfy the requirements to be considered “qualified performance-based compensation” under Section 162(m) of the Code unless such additional Stock Award is approved by the Company’s stockholders.
     (e) Source of Shares. The stock issuable under this Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.
4. Eligibility.
     (a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof

(as such terms are defined in Sections 424(e) and (f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, Nonstatutory Stock Options and SARs may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405 promulgated under the Securities Act, unless the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code because the Stock Awards are granted pursuant to a corporate transaction (such as a spin off transaction) or unless such Stock Awards comply with the distribution requirements of Section 409A of the Code.
     (b) Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.
5. Provisions relating to Options and Stock Appreciation Rights.
     Each Option or SAR shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, then the Option shall be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Option Agreement or Stock Appreciation Right Agreement shall conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:
     (a) Term. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Award Agreement.
     (b) Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise price (or strike price) of each Option or SAR shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Option or SAR is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise price (or strike price) lower than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option or SAR if such Option or SAR is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Sections 409A and, if applicable, 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.
     (c) Purchase Price for Options. The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The permitted methods of payment are as follows:
          (i) by cash, check, bank draft or money order payable to the Company;
          (ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;
          (iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;
          (iv) if the option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided further, that shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are reduced to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or
          (v) in any other form of legal consideration that may be acceptable to the Board.
     (d) Exercise and Payment of a SAR. To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right. The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (i) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (ii) the strike price, if any, that will be determined by the Board at the time of grant of the Stock Appreciation Right. The appreciation distribution in respect to a Stock Appreciation Right may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.
     (e) Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board shall determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs shall apply:

          (i) Restrictions on Transfer. An Option or SAR shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant; provided, however, that the Board may, in its sole discretion, permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws upon the Participant’s request. Except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration.
          (ii) Domestic Relations Orders. Notwithstanding the foregoing, an Option or SAR may be transferred pursuant to a domestic relations order; provided, however, that if an Option is an Incentive Stock Option, such Option shall be deemed to be a Nonstatutory Stock Option as a result of such transfer.
          (iii) Beneficiary Designation. Notwithstanding the foregoing, the Participant may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the death of the Participant, shall thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, the executor or administrator of the Participant’s estate shall be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise.
     (f) Vesting Generally. The total number of shares of Common Stock subject to an Option or SAR may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.
     (g) Termination of Continuous Service. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates (other than upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Award Agreement), or (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the time specified herein or in the Award Agreement (as applicable), the Option or SAR shall terminate.
     (h) Extension of Termination Date. If the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR shall terminate on the earlier of (i) the expiration of a total period of three (3) months (that need not be consecutive) after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, unless otherwise provided in a Participant’s Award Agreement, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of the Participant’s Continuous Service would violate the Company’s insider trading policy, then the Option or SAR shall terminate on the earlier of (i) the expiration of a period equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.
     (i) Disability of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), or (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the time specified herein or in the Award Agreement (as applicable), the Option or SAR (as applicable) shall terminate.
     (j) Death of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Award Agreement for exercisability after the termination of the Participant’s Continuous Service (for a reason other than death), then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (A) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Award Agreement), or (B) the expiration of the term of such Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the time specified herein or in the Award Agreement (as applicable), the Option or SAR shall terminate.
     (k) Non-Exempt Employees. No Option or SAR, whether or not vested, granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable for any shares of Common Stock until at least six (6) months following the date of grant of the Option or SAR. Notwithstanding the foregoing, consistent with the provisions of the Worker Economic Opportunity Act, (i) in the event of the Participant’s death or Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement or in another applicable agreement or in accordance with the Company’s then current employment policies and guidelines), any such vested Options and SARs may be exercised earlier than six (6) months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay.
     (l) Early Exercise. With respect to an Option granted prior to the IPO Date, the Option may, but need not, include a provision whereby the Participant may elect at any time before the Participant’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate. The Company shall not be required to exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid classification of the Option as a liability for financial accounting purposes) have elapsed following exercise of the Option unless the Board otherwise specifically provides in the Option Agreement.
6. Provisions of Stock Awards other than Options and SARs.
     (a) Restricted Stock Awards. Each Restricted Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (y) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical; provided, however, that each Restricted Stock Award Agreement shall conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:
          (i) Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.
          (ii) Vesting. Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.
          (iii) Termination of Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

          (iv) Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board shall determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.
          (v) Dividends. A Restricted Stock Award Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.
     (b) Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical; provided, however, that each Restricted Stock Unit Award Agreement shall conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:
          (i) Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.
          (ii) Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.
          (iii) Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.
          (iv) Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.
          (v) Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

          (vi) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.
     (c) Performance Awards.
          (i) Performance Stock Awards. A Performance Stock Award is a Stock Award that may vest or may be exercised contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee, in its sole discretion. The maximum number of shares covered by an Award that may be granted to any Participant in a calendar year attributable to Stock Awards described in this Section 6(c)(i) (whether the grant, vesting or exercise is contingent upon the attainment during a Performance Period of the Performance Goals) shall not exceed 2,750,000 shares of Common Stock. The Board may provide for or, subject to such terms and conditions as the Board may specify, may permit a Participant to elect for, the payment of any Performance Stock Award to be deferred to a specified date or event. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.
          (ii) Performance Cash Awards. A Performance Cash Award is a cash award that may be paid contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. At the time of grant of a Performance Cash Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee, in its sole discretion. In any calendar year, the Committee may not grant a Performance Cash Award that has a maximum value that may be paid to any Participant in excess of $1,000,000. The Board may provide for or, subject to such terms and conditions as the Board may specify, may permit a Participant to elect for, the payment of any Performance Cash Award to be deferred to a specified date or event. The Board may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property.
          (iii) Board Discretion. The Committee retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for a Performance Period.
          (iv) Section 162(m) Compliance. Unless otherwise permitted in compliance with the requirements of Section 162(m) of the Code with respect to an Award intended to qualify as “performance-based compensation” thereunder, the Committee shall establish the

Performance Goals applicable to, and the formula for calculating the amount payable under, the Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period, or (b) the date on which twenty-five percent (25%) of the Performance Period has elapsed, and in either event at a time when the achievement of the applicable Performance Goals remains substantially uncertain. Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall certify the extent to which any Performance Goals and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of the Common Stock). Notwithstanding satisfaction of any completion of any Performance Goals, to the extent specified at the time of grant of an Award to “covered employees” within the meaning of Section 162(m) of the Code, the number of shares of Common Stock, Options, cash or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Performance Goals may be reduced by the Committee on the basis of such further considerations as the Committee, in its sole discretion, shall determine.
     (d) Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value of the Common Stock at the time of grant) may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of this Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.
7. Covenants of the Company.
     (a) Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock reasonably required to satisfy such Stock Awards.
     (b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over this Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act this Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under this Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant shall not be eligible for the grant of a Stock Award or the subsequent issuance of Common Stock pursuant to the Stock Award if such grant or issuance would be in violation of any applicable securities law.

     (c) No Obligation to Notify or Minimize Taxes. The Company shall have no duty or obligation to any holder of an Award to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company shall have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of a Stock Award or a possible period in which the Stock Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of a Stock Award to the holder of such Stock Award.
8. Miscellaneous.
     (a) Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.
     (b) Corporate Action Constituting Grant of Stock Awards. Corporate action constituting a grant by the Company of a Stock Award to any Participant shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate or letter evidencing the Stock Award is communicated to, or actually received or accepted by, the Participant.
     (c) Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms and the Participant shall not be deemed to be a stockholder of record until the issuance of the Common Stock pursuant to such exercise has been entered into the books and records of the Company.
     (d) No Employment or Other Service Rights. Nothing in this Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.
     (e) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

     (f) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under this Plan as such counsel deems necessary, appropriate or desirable to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.
     (g) Withholding Obligations. Unless prohibited by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding payment from any amounts otherwise payable to the Participant; (iv) withholding cash from an Award settled in cash; or (v) by such other method as may be set forth in the Award Agreement.
     (h) Electronic Delivery. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).
     (i) Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of

Continuous Service, and implement such other terms and conditions consistent with the provisions of this Plan and in accordance with applicable law.
     (j) Compliance with Section 409A. To the extent that the Board determines that any Award granted hereunder is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, this Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded and a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount shall be made upon a “separation from service” before a date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the Participant’s death.
9. Adjustments upon Changes in Common Stock; Other Corporate Events.
     (a) Capitalization Adjustments.
          (i) Reverse Stock Split. In the event of a Reverse Stock Split, the maximum number of securities subject to this Plan pursuant to Section 3(a) (including the number of securities that may be added to the shares available for issuance each year and the maximum aggregate number of securities that may become available for issuance under this Plan pursuant to the annual evergreen clause in Section 3(a)), the maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c), the maximum number of securities that may be awarded to any person pursuant to Sections 3(d) and 6(c)(i) and the number of securities and price per share of stock subject to outstanding Stock Awards shall be automatically adjusted to take into account the Reverse Stock Split.
          (ii) Capitalization Adjustments. In the event of a Capitalization Adjustment except for the Reverse Stock Split, the Board shall appropriately and proportionately adjust: (A) the class(es) and maximum number of securities subject to this Plan pursuant to Section 3(a), (B) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c), (C) the class(es) and maximum number of securities that may be awarded to any person pursuant to Sections 3(d) and 6(c)(i), and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive.
     (b) Dissolution or Liquidation. Except as otherwise provided in the Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased by or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service; provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.
     (c) Corporate Transaction. The following provisions shall apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award. If there is a Corporate Transaction, then the Board, or the board of directors of any corporation or entity assuming the obligations of the Company, shall take any one or more of the following actions as to outstanding Stock Awards in its sole and absolute discretion:
          (i) Stock Awards May Be Continued, Assumed or Substituted. Any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Stock Awards outstanding under this Plan or may substitute similar stock awards for Stock Awards outstanding under this Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Corporate Transaction. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of a Stock Award or substitute a similar stock award for only a portion of a Stock Award, or may assume, continue or substitute some Stock Awards and not others. The terms of any assumption, continuation or substitution shall be set by the Board in accordance with the provisions of Section 2.
          (ii) Accelerated Vesting of Stock Awards. The vesting of any or all Stock Awards (and, with respect to Options and Stock Appreciation Rights, the time at which such Stock Awards may be exercised) may be accelerated in full or in part to a date on or prior to the effective time of such Corporate Transaction (contingent upon the effectiveness of the Corporate Transaction) as the Board shall determine, and the Board may further determine that any reacquisition or repurchase rights held by the Company with respect to a Stock Award shall lapse in full or in part as of a date on or prior to the effective time of such Corporate Transaction (contingent upon the effectiveness of the Corporate Transaction). Any Stock Award whose vesting has been fully accelerated under this provision may be terminated by the Board in its discretion if such Award is not exercised, if applicable, on or prior to the effective time of the Corporate Transaction.
          (iii) Termination of Stock Awards. The Board may provide that all Stock Awards (including vested Awards that are not exercised) shall immediately terminate without the payment of any consideration and shall be of no further force or effect as of the effective time of a Corporate Transaction that is also a Change in Control.

          (iv) Payment for Stock Awards in Lieu of Exercise. The Board may provide that the holder of a Stock Award may not exercise such Stock Award but will receive a payment, in such form as may be determined by the Board, equal in value to the excess, if any, of (A) the value of the property the holder of the Stock Award would have received upon the exercise of the Stock Award (including, at the discretion of the Board, any unvested portion of such Stock Award), over (B) any exercise price payable by such holder in connection with such exercise. The Board may provide that part or all of such payment may be delayed in recognition of escrows, earn outs or other contingencies or hold backs applicable to the holders of Common Stock as part of the Corporate Transaction.
The Board need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all Participants. The Board may take different actions with respect to the vested and unvested portions of a Stock Award.
     (d) Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration shall occur.
10. Termination or Suspension of this Plan.
     (a) Plan Term. The Board may suspend or terminate this Plan at any time. Unless terminated sooner by the Board, this Plan shall automatically terminate on April 28, 2019, which is the day before the tenth (10th) anniversary of the Original Effective Date. No Awards may be granted under this Plan while this Plan is suspended or after it is terminated.
     (b) No Impairment of Rights. Suspension or termination of this Plan shall not impair rights and obligations under any Award granted while this Plan is in effect except with the written consent of the affected Participant.
11. Effective Date of Plan.
     This Plan initially became effective on the Original Effective Date. Prior to the initial public offering of the Common Stock, the Board amended and restated this Plan and the stockholders approved the amendment and restatement. The Amended and Restated 2009 Equity Incentive Plan shall become effective on the IPO Date.
12. Choice of Law.
     The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.
13. Definitions. As used in this Plan, the following definitions shall apply to the capitalized terms indicated below:
      (a) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company, as such terms are defined in Rule 405 promulgated under the Securities Act. The

Board shall have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.
      (b) “Award” means a Stock Award or a Performance Cash Award.
     (c) “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.
     (d) “Board” means the Board of Directors of the Company.
     (e) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to this Plan or subject to any Stock Award after the Original Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards No. 123 (revised). Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a Capitalization Adjustment.
     (f) “Cause” shall have the meaning ascribed to such term in any then effective employment agreement or other letter between the Participant and the Company, or if no such agreement or letter exists, or if the term is not defined, shall mean with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s commission of any felony or any crime involving fraud, embezzlement, theft, dishonesty or other criminal act under the laws of the United States or any state thereof; or (ii) such Participant’s insubordination or willful failure to comply with the reasonable material directions of an officer of the Company or the continued willful neglect or refusal by Participant to perform such Participant’s duties or responsibilities (unless such duties or responsibilities are significantly and adversely changed and Participant has objected to such changes in a writing presented to an officer of the Company). The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause shall be made by the Company in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated by reason of dismissal without Cause for the purposes of outstanding Stock Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.
     (g) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:
          (i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities (which includes an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission), or (B) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this subsection (B)) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;
          (ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;
          (iii) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or
          (iv) individuals who, on the IPO Date, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.
          Notwithstanding the foregoing definition or any other provision of this Plan, (A) the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Stock Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.

     (h) “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.
     (i) “Committee” means a committee of two (2) or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).
     (j) “Common Stock” means the common stock of the Company.
     (k) “Company” means BroadSoft, Inc., a Delaware corporation.
     (l) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a “Consultant” for purposes of this Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.
     (m) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director, or Consultant or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service; provided, however, if the Entity for which a Participant is rendering service ceases to qualify as an Affiliate, as determined by the Board in its sole discretion, such Participant’s Continuous Service shall be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an employee of the Company to a consultant of an Affiliate or to a Director shall not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.
     (n) “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:
          (i) a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;
          (ii) a sale or other disposition of at least fifty percent (50%) of the outstanding securities of the Company;

          (iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or
          (iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.
     (o) “Covered Employee” shall have the meaning provided in Section 162(m)(3) of the Code.
     (p) “Director” means a member of the Board.
     (q) “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and shall be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.
     (r) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of this Plan.
     (s) “Entity” means a corporation, partnership, limited liability company or other entity.
     (t) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
     (u) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Original Effective Date of this Plan as set forth in Section 11, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.
     (v) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

          (i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock, unless otherwise determined by the Board, shall be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable;
          (ii) Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists; or
          (iii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.
     (w) “Incentive Stock Option” means an option granted pursuant to Section 5 of this Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.
     (x) “IPO Date” means the date of the underwriting agreement between the Company and the underwriter(s) managing the initial public offering of the Common Stock, pursuant to which the Common Stock is priced for the initial public offering.
     (y) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.
     (z) “Nonstatutory Stock Option” means any option granted pursuant to Section 5 of this Plan that does not qualify as an Incentive Stock Option.
     (aa) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.
     (bb) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to this Plan.
     (cc) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of this Plan.
     (dd) “Optionholder” means a person to whom an Option is granted pursuant to this Plan or, if applicable, such other person who holds an outstanding Option.

     (ee) “Original Effective Date” means April 29, 2009, which is the date this Plan was initially approved by the Board and became effective.
     (ff) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock that is granted pursuant to the terms and conditions of Section 6(d).
     (gg) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement shall be subject to the terms and conditions of this Plan.
     (hh) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.
     (ii) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.
     (jj) “Participant” means a person to whom an Award is granted pursuant to this Plan or, if applicable, such other person who holds an outstanding Stock Award.
     (kk) “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).
     (ll) “Performance Criteria” means the one or more criteria that the Committee shall select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that shall be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Committee: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest and taxes; (iii) earnings before interest, taxes and depreciation; (iv) earnings before interest, taxes, depreciation and amortization; (v) total stockholder return; (vi) return on equity or average stockholder’s equity; (vii) return on assets, investment, or capital employed; (viii) stock price; (ix) margin (including gross margin); (x) income (before or after taxes); (xi) operating income; (xii) operating income after taxes; (xiii) pre-tax profit; (xiv) operating cash flow; (xv) sales or revenue (including deferred revenue) targets; (xvi) increases in revenue or product revenue (including deferred revenue and deferred product revenue); (xvii) expenses and cost reduction goals; (xviii) improvement in or attainment of working capital levels; (xix) economic value added (or an equivalent metric); (xx) market share; (xxi) cash and cash equivalents; (xxii) cash flow; (xxiii) cash flow per share; (xxiv) share price performance; (xxv) debt reduction; (xxvi) implementation or completion of projects or processes; (xxvii) customer satisfaction; (xxviii) stockholders’ equity; (xxix) capital expenditures; (xxx) debt levels; (xxxi) operating profit or net operating profit; (xxxii) workforce diversity; (xxxiii) growth of net income or operating income; (xxxiv) billings; and (xxxv) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board or the Committee.
     (mm) “Performance Goals” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Committee (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Committee shall appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated Performance Goals; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; and (5) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles.
     (nn) “Performance Period” means the period of time selected by the Committee over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Committee.
     (oo) “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).
     (pp) “Plan” means this BroadSoft, Inc. Amended and Restated 2009 Equity Incentive Plan.
     (qq) “Restricted Stock Award” means an award of shares of Common Stock that is granted pursuant to the terms and conditions of Section 6(a).
     (rr) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award. Each Restricted Stock Award Agreement shall be subject to the terms and conditions of this Plan.
     (ss) “Restricted Stock Unit Award” means a right to receive shares of Common Stock that is granted pursuant to the terms and conditions of Section 6(b).
     (tt) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement shall be subject to the terms and conditions of this Plan.
     (uu) “Reverse Stock Split” means the reverse stock split of the Company’s capital stock to be effected in connection with the Company’s initial public offering of the Common Stock, which will become effective after June 1, 2010 and prior to the IPO Date.
     (vv) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.
     (ww) “Securities Act” means the Securities Act of 1933, as amended.
     (xx) “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.
     (yy) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of this Plan.
     (zz) “Stock Award” means any right to receive Common Stock granted under this Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.
     (aaa) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of this Plan.
     (bbb) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) .
     (ccc) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

ANNUAL MEETING OF STOCKHOLDERS OF BROADSOFT, INC. May 5, 2011 PROXY VOTING INSTRUCTIONS INTERNET -Access “www.voteproxy.com” and follow the on-screeninstructions. Have your proxy card available when you access the web page. TELEPHONE -Call toll-free 1-800-PROXIES(1-800-776-9437) inthe United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EDT the day before the meeting. MAIL -Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON -You may vote your shares in person by attending the Annual Meeting. COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Meeting, proxy statement and proxycard are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=16527 Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. — 20230304030000000000 0 050511 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES AND “FOR” PROPOSALS 2, 3 AND 5, AND 1 YEAR FOR PROPOSAL 4. x PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE 1. To elect two (2) directors to the Board of Directors of the Company to serve until the 2014 Annual Meeting of Stockholders and until their successors are duly elected and qualified. NOMINEES: FOR ALL NOMINEES O John D. Markley, Jr. O David Bernardi WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT”and fill in the circle next to each nominee you wish to withhold, as shown here: To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. FOR AGAINST ABSTAIN 2. To approve the Company’s Amended and Restated 2009 Equity Incentive Plan for purposes of complying with Section 162(m) of the Internal Revenue Code. FOR AGAINST ABSTAIN 3. To approve, on an advisory basis, the compensation of the Company’s named executive officers. 1 year 2 years 3 years ABSTAIN 4. To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers. FOR AGAINST ABSTAIN 5. To ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2011. 6. To conduct any other business properly brought before the meeting. The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Annual Meeting of Stockholders, a Proxy Statement for the Annual Meeting of Stockholders and the 2010 Annual Report to Stockholders. Signature of Stockholder Date: Signature of Stockholder Date: signing as executor, administrator, Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When attorney, trustee or guardian, please give full title as suc h. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0 BROADSOFT, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints James A. Tholen and Mary Ellen Seravalli as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of BroadSoft, Inc. held of record by the undersigned on March 22, 2011, at the Annual Meeting of Stockholders to be held at the Company’s corporate office building located at 9737 Washingtonian Boulevard, Gaithersburg, Maryland 20878, on May 5, 2011, or any adjournment or postponement thereof. (Continued and to be signed on the reverse side) 14475